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                                                                  Exhibit 99.B-2



CERTAIN RIGHTS OF THE LESSOR UNDER THIS LEASE AND IN THE UNDIVIDED INTEREST COVERED HEREBY HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, CHEMICAL BANK, AS INDENTURE TRUSTEE. THIS LEASE HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. SEE SECTION 20(e) FOR INFORMATION CONCERNING THE RIGHTS OF HOLDERS OF VARIOUS COUNTERPARTS HEREOF.

                 THIS COUNTERPART IS THE ORIGINAL COUNTERPART


================================================================================

                           AMENDED AND RESTATED LEASE

                                   dated as of

                                September 1, 1993

                                     between

                      THE FIRST NATIONAL BANK OF BOSTON,
     not in its individual capacity, but solely as Owner Trustee under a Trust Agreement dated as of January 2, 1985 with DCC Project Finance Two, Inc.

                                     LESSOR

                                       and

                      PUBLIC SERVICE COMPANY OF NEW MEXICO

                                     LESSEE


================================================================================


                     EASTERN INTERCONNECTION PROJECT LEASE

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          THIS AMENDED AND RESTATED LEASE dated as of September 1, 1993, between THE FIRST NATIONAL BANK OF BOSTON, not in its individual capacity but solely as Owner Trustee under a Trust Agreement dated as of January 2, 1985 with DCC Project Finance Two, Inc., as lessor (the LESSOR), and PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, as lessee (the LESSEE).

                             W I T N E S S E T H :

          WHEREAS, the parties hereto have heretofore executed and delivered the Lease dated February 5, 1985 with respect to the Undivided Interest (such Lease, as amended and/or supplemented by (i) Supplement Number One thereto dated as of September 30, 1985 and (ii) Lease Amendment No. 2 thereto dated as of March 7, 1987, being hereinafter called the "Original Lease"), which Lease was recorded (a) at Volume Misc. 174, page 808 in the Office of the County Clerk of Sandoval County, New Mexico, (b) at Volume 512, page 608 in the Office of the County Clerk of Santa Fe County, New Mexico, (c) at Volume Misc. 230, page 2850 in the Office of the County Clerk of San Miguel County, New Mexico, (d) at Volume Misc. 52, page 701, in the Office of the County Clerk of Guadalupe County, New Mexico, (e) at Volume 57 Misc., page 843, in the Office of the County Clerk of De Baca County, New Mexico, (f) at Volume Misc. 76, page 353, in the Office of the County Clerk of Quay, County, New Mexico, (g) at Volume Misc. 45, page 459, in the Office of the County Clerk of Roosevelt County, New Mexico, and (h) at Volume 94 Misc., page 521, in the Office of the County Clerk of Curry County, New Mexico; and

          WHEREAS, in connection with the prepayment of the Initial Series
Note as contemplated by the Amended and Restated Participation Agreement of even date hereof among the Lessor, the Lessee and the other parties named therein, the parties hereto have agreed to amend and restate the Original Lease in the terms set forth herein;

          NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. DEFINITIONS.

          For purposes hereof, capitalized terms used herein shall have the meanings set forth in Appendix A hereto. References in this Agreement to sections, paragraphs and clauses are to sections, paragraphs and clauses in this Lease unless otherwise indicated.

          SECTION 2. LEASE OF UNDIVIDED INTEREST; TERM.

          Upon and subject to the terms and conditions of this Lease, the Lessor hereby agrees to lease to the Lessee, and the Lessee hereby agrees to lease from the Lessor, the Undivided Interest. The term of this Lease (the LEASE
TERM) began on February 5, 1985 and shall end on April 1, 2015, or such earlier or later date on which, or to which, this Lease shall have been terminated,

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extended or renewed pursuant to the terms hereof.

          SECTION 3. RENT; ADJUSTMENTS TO RENT.

          (a) BASIC RENT. The Lessee shall pay to the Lessor as basic rent (BASIC RENT) for the Undivided Interest, the following amounts:

          (1) (i) on October 1, 1993, an amount equal to the product obtained by multiplying Lessor's Cost by 0.0000000%; (ii) on April 1, 1994, an amount equal to the product obtained by multiplying Lessor's Cost by 3.9629251%; (iii) on October 1, 1994, an amount equal to the product obtained by multiplying Lessor's Cost by 5.1917930%; and (iv) on each Basic Rent Payment Date during the Basic Term from and including April 1, 1995 to and including April 1, 2015 (unless the Basic Term is terminated prior to such date in accordance with the terms hereof), an amount, determined initially on the basis of the Pricing Assumptions, but subject to adjustments pursuant to Section 3(d), equal to the product obtained by multiplying Lessor's Cost by 5.1222827%;

          (2) on each Basic Rent Payment Date subsequent to the date of execution of a Lease Supplement in respect of any Additional Equity Investment or Supplemental Financing and during the Basic Term, an amount set forth in, and determined under, such Lease Supplement, subject to adjustments pursuant to Section 3(d);

          (3) on the date of any refunding of the Refunding Notes or any Additional Notes which shall occur on any date other than a Basic Rent Payment Date, an amount equal to any principal of, and premium, if any, and interest on, the Notes so refunded and payable on the date of such refunding in accordance with the terms of such Notes;

          (4) on each Basic Rent Payment Date during any Fixed Rent Renewal
      Term permitted pursuant to Section 13(a)(2), an amount equal to 50% of the installment of Basic Rent paid or payable on the last Basic Rent Payment Date; and

          (5) on each Basic Rent Payment Date during any Fair Market Renewal Term permitted pursuant to Section 13(a)(1), an amount equal to the Fair Market Rental Value of the Undivided Interest established for such Fair Market Renewal Term pursuant to Section 13(b).

          (b) SUPPLEMENTAL RENT. The Lessee shall pay the following amounts as supplemental rent (SUPPLEMENTAL RENT):

          (1) on demand, any amount (other than Basic Rent, Casualty Value, Special Casualty Value and Early Purchase Value) which the Lessee assumes the obligation to pay, or agrees to pay, under this Lease (including each Lease Supplement) or any other Transaction Document;

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          (2) on the date herein provided, any amount, or the sum of any amounts, payable hereunder (including each Lease Supplement) as Casualty Value, Special Casualty Value or Early Purchase Value; and

          (3) on demand and in any event on the next succeeding Basic Rent Payment Date, to the extent permitted by applicable law, interest (computed on the basis of a 360-day year of twelve 30-day months) at a rate per annum equal to (i) the Overdue Interest Rate, on that portion of any payment of Basic Rent or Supplemental Rent distributable pursuant to clause "FIRST" of Section 5.1 or clause "SECOND" of Section 5.3 of the Indenture (determined prior to the computation of interest on overdue payments referred to in such clauses), and (ii) 2% over the Prime Rate, on the balance of any such payment of Basic Rent or Supplemental Rent (including, in the case of both clause (i) and clause (ii) above, but without limitation, to the extent permitted by law, interest payable pursuant to this clause (3)) not paid when due (whether or not declaration of this Lease to be in default for such nonpayment is subject to any period of grace) for any period for which the same shall be overdue.

In the event of any failure on the part of the Lessee to pay any Supplemental Rent when the same shall become due and payable, the Lessor shall have all rights, powers and remedies provided for in this Lease or in equity or otherwise in the case of nonpayment of Basic Rent.

          (c) FORM OF PAYMENT. All payments of Rent shall be made by wire transfer of immediately available funds on the date each such payment shall be payable hereunder and shall be paid to either (i) in the case of payments other than Excepted Payments, the Lessor at its address set forth in Section 17 or to such other Person at such other address in New York, New York as the Lessor may direct by notice in writing to the Lessee, or (ii) in the case of Excepted Payments, the Person entitled to receive such payments under the terms hereof (including each Lease Supplement) or of any other Transaction Document at such address in New York, New York as such Person may direct by notice in writing to the Lessee. The Lessee shall cause each such wire transfer to be initiated by such time as to permit oral confirmation thereof (specifying the wire number) to be given no later than 11:00 a.m., New York City time on the date the corresponding payment of Rent is payable hereunder, and shall cause such confirmation to be duly given in each such case. If the date on which any payment of Rent is due shall not be a Business Day, such payment shall be payable on the next succeeding Business Day, together with interest thereon at the Overdue Interest Rate or 2% over the Prime Rate, as the case may be, for the period from, and including, the due date to, but excluding, such next succeeding Business Day.

          (d) ADJUSTMENTS. Basic Rent payable under Section 3(a)(1) and
Section 3(a)(2) and the Schedules of Casualty Value, Special Casualty Value and Early Purchase Value attached hereto from time to time (after giving effect to any prior adjustments pursuant to this Section 3(d)) shall be subject to adjustment, upward or downward, to reflect and to preserve Net Economic Return in consequence of, any Additional Equity Investment, any Supplemental Financing, or any

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refunding of the Refunding Notes, any Additional Notes or all Notes, which adjustment shall be made on or before the Basic Rent Payment Date next following such refunding, shall take into account the terms of such refunding, Additional Equity Investment or Supplemental Financing (including, without limitation, any payment of principal, premium, if any, and interest on any Notes refunded and paid on or to a date other than a Basic Rent Payment Date), and shall be effective as of the date of such Additional Equity Investment, Supplemental Financing or refunding.

          (e) ADEQUACY AND CONFIRMATION OF ADJUSTMENTS. Notwithstanding any adjustment pursuant to this Section 3, each installment of Basic Rent, as adjusted, shall be, under any circumstances and in any event, at least sufficient to pay on each Basic Rent Payment Date thereafter all principal of, and premium, if any, and interest on, all Notes then due and payable. The amount of any such adjustment shall first be determined by the Owner Participant, in its sole discretion, but shall be subject to verification by Salomon Brothers Inc if the Lessee shall so request. Subject only to such verification, such adjustment shall be conclusive and binding on the Lessee if the Owner Participant confirms to the Lessee in writing that such adjustment was computed on a basis consistent with the original computation of Basic Rent and Casualty Value, Special Casualty Value and Early Purchase Value. Each adjustment pursuant to this Section 3 shall be evidenced by the execution and delivery of a Lease Supplement, but shall be effective as provided herein without regard to when such Lease Supplement is so executed and delivered.

          SECTION 4. NET LEASE.

          This Lease shall be a net lease and the Lessee hereby acknowledges and agrees that the Lessee's obligation to pay all Rent hereunder, and the rights of the Lessor in and to such Rent, shall be absolute and unconditional and shall not be affected by any circumstances of any character, including, without limitation, (i) any set-off, abatement, counterclaim, suspension, recoupment, reduction, defense or other right which the Lessee may have against the Lessor, the Owner Participant, Funding Corp, the Indenture Trustee, the Collateral Trust Trustee, the Contractor or any vendor or manufacturer of any equipment or assets incorporated in the Transmission System or any other Person for any reason whatsoever, (ii) any defect in or failure of the title, merchantability, condition, design, compliance with specifications, operation or fitness for use of all or any part of the Transmission System, (iii) any loss, theft or destruction of all or any part of the Transmission System, or any interference, interruption or cessation in the use or possession thereof or of the Undivided Interest by the Lessee by any Person for any reason whatsoever or of whatever duration, (iv) any restriction, prevention or curtailment of or interference with any use of all or any part of the Transmission System or of the Undivided Interest, (v) any insolvency, bankruptcy, reorganization or similar proceeding by or against the Lessee, the Lessor, the Owner Participant, Funding Corp or any other Person, (vi) the invalidity, illegality or unenforceability of this Lease or of any other Transaction Document or any other infirmity herein or therein or any lack of right, power or authority of the Lessor or the Lessee, the Owner Participant, Funding Corp, the Indenture Trustee or any other party to enter into this Lease or any other Transaction Document,
(vii) the breach or failure of any warranty or representation made in this Lease or in any other Transaction Document by the Lessor, the Owner Participant, Funding Corp, the Indenture Trustee or any other Person,

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(viii) any amendment or other change of, or any assignment of rights under, this Lease, or any other Transaction Document, or any waiver or any other action or inaction under or in respect of this Lease or any other Transaction Document, or any exercise or nonexercise of any right or remedy under this Lease or any other Transaction Document, including, without limitation, the exercise of any foreclosure or other remedy under the Indenture, the Refunding Collateral Trust Indenture, or this Lease, or the sale of the Transmission System, the Undivided Interest, or any part thereof or any interest therein, or (ix) any other circumstance or happening whatsoever whether or not similar to any of the foregoing. The Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, the Lessee nonetheless agrees to pay to the Lessor an amount equal to each installment of Basic Rent and all Supplemental Rent at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Each payment of Rent made by the Lessee shall be final, and the Lessee shall not seek to have any right to recover all or any part of such payment from the Lessor or any other Person for any reason whatsoever.

          SECTION 5.  RETURN OF TRANSMISSION SYSTEM.

          (a) RETURN OF TRANSMISSION SYSTEM. Upon the expiration or termination of the Lease Term or the last applicable Renewal Term, as the case may be, the Lessee will surrender possession of the Undivided Interest to the Lessor, subject to the terms and provisions of the Support Agreements. At the time of such return the Undivided Interest shall be free and clear of all Liens (other than Lessor's Liens, Owner Participant's Liens and the Lien of the Support Agreements), and the Transmission System shall be in the condition and repair required by Section 8 hereof.

          (b) DISPOSITION SERVICES. The Lessee agrees that if it does not exercise its option to renew or purchase as provided in Sections 13 and 14, respectively, then during the last twenty-four months of the Basic Term or the applicable Renewal Term, as the case may be, the Lessee will fully cooperate with the Lessor in connection with the Lessor's efforts to dispose of, and in addition the Lessee will make a reasonable effort to dispose of, the Undivided Interest and the Lessor's interest under the Support Agreements. The Lessor agrees to reimburse the Lessee for its reasonable out-of-pocket costs and expenses of such cooperation or such reasonable effort incurred, at the Lessor's request, whether or not the Lessor disposes of the Undivided Interest.

          SECTION 6. WARRANTY OF THE LESSOR.

          (a) QUIET ENJOYMENT. The Lessor warrants that during the Basic Term and any applicable Renewal Term, if the Lessee is in compliance with each and every term and provision of this Lease and each other Transaction Document to which it is a party, the Lessee's use of the Transmission System, including the Undivided Interest, shall not be interrupted by the Lessor or

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any Person claiming through or under the Lessor, and their respective assigns.

          (b) DISCLAIMER OF OTHER WARRANTIES. The warranty set forth in
Section 6(a) is in lieu of all other warranties of the Lessor, whether written, oral or implied, with respect to this Lease, the Transmission System or the Undivided Interest. As between the Lessor and the Lessee, execution by the Lessee of this Lease (including each Lease Supplement) shall be conclusive proof of the compliance of the Transmission System, any Alteration and any Replacement Component and the Undivided Interest with all requirements of this Lease and any such Lease Supplement, and THE LESSOR LEASES AND THE LESSEE TAKES THE UNDIVIDED INTEREST AS IS AND WHERE IS, and the Lessor shall not be deemed to have made, and THE LESSOR HEREBY DISCLAIMS, ANY OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE TRANSMISSION SYSTEM OR THE UNDIVIDED INTEREST, OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, TITLE TO THE TRANSMISSION SYSTEM OR THE UNDIVIDED INTEREST, OR ANY PART THEREOF, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO THE PLANS AND SPECIFICATIONS, OR THE ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, NOR SHALL THE LESSOR BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LIABILITY IN TORT, STRICT OR OTHERWISE), it being agreed that all such risks, as between the Lessor and the Lessee, are to be borne by the Lessee, but the Lessor authorizes the Lessee, at the Lessee's expense, to assert for the Lessor's account, during the Lease Term, so long as no Default or Event of Default shall have occurred and be continuing hereunder, all of the Lessor's rights under any applicable warranty and any other claims that the Lessee or the Lessor may have against the Contractor, whether under the Construction Contract or otherwise, or any vendor, manufacturer or sub-contractor with respect to the Transmission System or the Undivided Interest hereunder or under the Purchase Documents, and the Lessor agrees to cooperate, at the Lessee's expense, with the Lessee in asserting such rights. Any amount received by the Lessee as payment under any such warranty or other claim shall be applied FIRST, to restore the Transmission System to the condition required by Section 8 hereof, SECOND, to reimburse the Lessee for its reasonable out-of-pocket fees and expenses, if any, incurred in enforcing any such warranty or other claim, and THIRD, the balance, if any, of such amount shall, to the extent, but only to the extent, of the Lessor's Share, be paid over to and retained by the Lessor.

          SECTION 7.  LIENS.

          The Lessee will not directly or indirectly create, incur, assume or suffer to exist any Liens on or with respect to the Undivided Interest, the Lessor's title thereto or any interest of the Lessor therein (and the Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge any such Lien), except Permitted Liens.

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          SECTION 8. OPERATION AND MAINTENANCE; MARKING; INSPECTION.

          (a) OPERATION AND MAINTENANCE. The Lessee covenants that it will (i) operate, service and maintain the Transmission System so that the condition of the Transmission System and the operating efficiency thereof will be maintained and preserved, ordinary wear and tear excepted, in accordance with (x) Prudent Utility Practice, (y) such operating standards as shall be required to enforce warranty claims against the Contractor and all vendors, manufacturers and subcontractors; PROVIDED, HOWEVER, that the Lessee may operate the Blackwater HVDC Station at levels above the limits provided by the Contractor under the Construction Contract in respect of the Contractor's warranties so long as such operation will not, in the Lessee's reasonable judgment, cause damage to the Blackwater HVDC Station or reduce the useful life of the Transmission System and
(z) the terms and conditions of all insurance policies in effect at any time with respect to the Transmission System, the Undivided Interest or any part thereof, (ii) comply with all Governmental Rules, whether pertaining to health, safety, the environment or otherwise, affecting the Transmission System and the use, operation and maintenance thereof, and (iii) keep and maintain proper books and records relating to all services rendered and all funds expended for operation and maintenance of the Transmission System and the acquisition, construction and installation of all Replacement Components and Alterations incorporated in the Transmission System, all in accordance with the Uniform System of Accounts and customary practices in the electric utility industry in the Southwestern region of the United States of America. The Lessor shall not be obliged in any way to maintain, alter, repair, rebuild or replace the Undivided Interest or the Transmission System or any portion thereof, and the Lessee expressly waives the right to perform any such action at the expense of the Lessor pursuant to any law at any time in effect.

          (b) INSPECTION. The Lessor, the Owner Participant, the Indenture Trustee and the Collateral Trust Trustee shall have the right, but not the duty, to inspect the Transmission System at their expense. Upon the request of the Lessor, the Owner Participant, the Indenture Trustee or the Collateral Trust Trustee, the Lessee shall, at any reasonable time, make the Transmission System, and the Lessee's operating, maintenance and repair records pertaining to the Transmission System, available to the Lessor, the Owner Participant, the Indenture Trustee or the Collateral Trust Trustee for inspection at such times during business hours as the Lessor, the Owner Participant, the Indenture Trustee or the Collateral Trust Trustee may reasonably request.

          (c) REPLACEMENT OF COMPONENTS. If and to the extent required by paragraph (a) above and in compliance with the Lessee's covenant and agreement thereunder, UNLESS prohibited by applicable Governmental Rule, the Lessee, at its sole expense, will promptly replace each necessary and useful Component, the replacement of which shall be required in accordance with Prudent Utility Practice (each replacement of a Component being herein referred to as a REPLACEMENT COMPONENT), which may from time to time be incorporated in the Transmission System and which may from time to time fail to function in accordance with its intended use, or become worn out, destroyed, damaged beyond repair, lost, condemned, confiscated, stolen or seized for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair or testing, the Lessee may remove any Component; PROVIDED, HOWEVER, that the Lessee shall cause such Component to be

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replaced by a Replacement Component as promptly as practicable and, subject to this paragraph (c), the Lessee shall be entitled to retain the entire amount of the net proceeds of (including the Undivided Interest in the net proceeds of) any sale or disposition of such removed Component. Each Replacement Component shall be free and clear of all Liens EXCEPT Permitted Liens and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Component replaced, assuming such replaced Component was in at least the condition and repair required to be maintained under paragraph (a) above. The Undivided Interest in each Component at any time removed from the Transmission System shall remain the property of the Lessor, no matter where located, until such time as such Component shall be replaced by a Replacement Component which has been incorporated in the Transmission System (including the Undivided Interest) and which meets the requirements for Replacement Components specified above. Immediately upon any Replacement Component becoming incorporated in the Transmission System, without further act, (i) title to an Undivided Interest in the removed Component shall thereupon vest in the Lessee or such other Person as shall be designated by the Lessee, free and clear of all rights of the Lessor, the Indenture Trustee or the Collateral Trust Trustee, (ii) title to an undivided interest in such Replacement Component, the percentage of which shall be equal to the Lessor's Share, shall thereupon vest in the Lessor and (iii) such undivided interest in such Replacement Component shall become subject to this Lease and be deemed part of the Undivided Interest and the Transmission System for all purposes hereof to the same extent that the Lessor had an Undivided Interest in the Component originally incorporated in the Transmission System.

          (d) REQUIRED ALTERATIONS. The Lessee shall make all Severable and Nonseverable Alterations to the Transmission System as may be required from time to time to maintain the Transmission System in accordance with Prudent Utility Practice or to meet applicable Governmental Rules (all such Alterations being herein referred to as REQUIRED ALTERATIONS). All Required Alterations shall be completed in a good and workmanlike manner, with reasonable dispatch.

          (e) OPTIONAL ALTERATIONS. The Lessee may from time to time make such Severable and Nonseverable Alterations to the Transmission System which are not Required Alterations (all such Alterations being herein referred to as OPTIONAL ALTERATIONS) as the Lessee, in its sole discretion, may deem desirable in the proper conduct of its business; PROVIDED, HOWEVER, that no Optional Alteration shall diminish the value, utility or condition of the Transmission System below the value, utility and condition thereof immediately prior to such Optional Alteration, assuming the Transmission System was then in at least the condition and repair required to be maintained by the terms of this Lease. If at any time the Lessee shall propose to incorporate in the Transmission System any Nonseverable Optional Alteration with a cost in excess of $2,000,000, the Lessee will give to the Lessor 30 days' prior written notice thereof, including the Lessee's proposal for the financing of the cost of the Lessor's Undivided Interest therein. Such alteration shall be subject to the Lessor's consent; PROVIDED, HOWEVER, that if the Lessor shall not have objected to the incorporation of such proposed Nonseverable Optional Alteration in the Transmission System within such 30-day period, the Lessor will be deemed to have consented thereto. In such connection, the Lessor acknowledges that its interest in the Transmission System is only with

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respect to its Undivided Interest and, therefore, that the Lessee shall be required to take into account the rights and interests of all other Persons having an undivided interest in the Transmission System, including any undivided interest in such proposed Nonseverable Optional Alteration. All Optional Alterations shall be completed in a good and workmanlike manner, with reasonable dispatch.

          (f) REPORTS OF ALTERATIONS. On or before April 1 of each year throughout the Lease Term, commencing April 1, 1993, the Lessee shall furnish the Lessor with a report describing separately and in reasonable detail (i) each Alteration having a cost in excess of $500,000 which was incorporated in the Transmission System during the preceding calendar year and (ii) each Alteration having an estimated cost in excess of $500,000 which the Lessee then proposes to incorporate in the Transmission System during the calendar year which includes the date of such report. Each such report shall indicate, separately with respect to each Alteration, (x) in the case of Alterations referred to in clause
(i) above, the actual cost thereof, the arrangement for the financing thereof and the Person or Persons who hold title thereto or to an undivided interest therein in accordance with the provisions of paragraph (g) of Section 8, and (y) in the case of Alterations referred to in clause (ii) above, the estimated cost thereof, any proposed arrangement (including, without limitation,a proposed Supplemental Financing and any request for Additional Equity Investment) for the financing of an undivided interest therein, the percentage of which shall be equal to the Lessor's Share and the Person who, upon completion could or, upon completion of any plan for the financing of such an undivided interest would, hold title thereto in accordance with the provisions of paragraph (g) of this
Section 8.

          (g) TITLE TO ALTERATIONS. Title to an undivided interest, the percentage of which shall be equal to the Lessor's Share, in each Alteration shall vest, as follows:

          (1) in the case of each Alteration other than a Severable Optional Alteration, whether or not the Lessor shall have financed or provided financing (in whole or in part) for such undivided interest by an Additional Equity Investment or a Supplemental Financing, or both, effective on the date such Alteration shall have been incorporated in the Transmission System, the Lessor shall, without further act, acquire title to such undivided interest in such Alteration;

          (2) in the case of each Severable Optional Alteration, if the Lessor shall have financed (by an Additional Equity Investment or a Supplemental Financing or both) its Share in any such Alteration, effective on the date of payment, or the date on which the Lessor shall unconditionally be obligated to make payment of an amount equal to the product obtained by multiplying the cost (or the then estimated cost) thereof by the Lessor's Share, the Lessor shall, without further act, acquire title to such undivided interest in such Alteration; and

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          (3) in the case of each Severable Optional Alteration the Lessor's
      Share of the cost of which the Lessor does not finance, the Lessee shall retain title to such undivided interest, and the Lessor shall have no interest therein, and neither such Alteration nor any such undivided interest shall thereafter be, or be deemed to be, incorporated in the Undivided Interest.

Immediately upon title to such undivided interest in any Alteration vesting in the Lessor pursuant to subparagraph (1) or (2) of this paragraph (g), such undivided interest in such Alteration shall, without further act, become subject to this Lease and be deemed part of the Undivided Interest and the Transmission System for all purposes hereof.

          (h) FUNDING OF ALTERATIONS AND REPLACEMENT COMPONENTS. The Lessee may request that the Lessor provide financing of an undivided interest in (i) any Alteration or (ii) the Incremental Cash Cost of any Replacement Component incorporated in the Transmission System at any time during the preceding twelve months, in each case in an amount equal to the product obtained by multiplying the actual cost thereof or the Incremental Cash Cost thereof by the Lessor's Share; PROVIDED that in each case the actual cost and the Incremental Cash Cost of all Alterations and Replacement Components included in such request shall exceed the Lessor's Share of $3,000,000. Such request may be made (i) in the notice given under paragraph (e) above in respect of each such Nonseverable Optional Alteration, (ii) in the report given under paragraph (f) above in respect of each such Alteration other than a Nonseverable Optional Alteration, or (iii) on February 1 of each year during the Lease Term, commencing February 1, 1993, in respect of the Incremental Cash Cost of each such Replacement Component. With respect to (i), (ii) and (iii) of the preceding sentence, the Lessor may, with funds provided by the Owner Participant in its sole discretion, make an additional direct investment in any such Alteration or the Incremental Cash Cost of any such Replacement Component (any such direct investment being herein referred to as an ADDITIONAL EQUITY INVESTMENT). If no Default or Event of Default shall have occurred and be continuing and if the Lessee so elects, the Lessee shall have the right to cause the Lessor, without the Lessor's consent, to issue one or more Additional Notes to finance (x) the difference between (A) an amount equal to the product obtained by multiplying the actual cost of any such Alteration or the Incremental Cash Cost of any such Replacement Component by the Lessor's Share, and (B) any Additional Equity Investment, or
(y) if the Owner Participant shall elect not to make any Additional Equity Investment, the product obtained under sub-clause (A) of clause (x) above, by arranging for one or more other Persons (other than a party affiliated with the Lessee within the meaning of section 318 of the Code) to provide to the Lessor, through the Indenture, the funds required to finance the amount determined under clause (x) or clause (y) above (such financing being herein called a SUPPLEMENTAL FINANCING); PROVIDED, HOWEVER, that, unless the Lessor shall have given its prior written consent, the Lessor shall not be obligated to accept any Supplemental Financing pursuant to clause (y) above to the extent that the total amount financed by the Lessor pursuant to such Supplemental Financing, when added to the amount of previous Supplemental Financings under clause (y) above, effected without the prior written consent of the Lessor, exceeds the Lessor's Share of $10,000,000; and PROVIDED, FURTHER, that such Supplemental Financing shall

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comply with the requirements of Section 3.5 of the Indenture, as if such requirement were fully set forth herein and shall not, in the opinion of independent tax counsel for the Owner Participant, adversely affect the status of this Lease as a "true lease" for Federal income tax purposes or, in the opinion of the Owner Participant, otherwise adversely affect the capacity or the anticipated value or useful life of the Undivided Interest after the termination or expiration of this Lease. The failure or inability of the Lessee to effect a Supplemental Financing in respect of any such Alteration or the Incremental Cash Cost of any such Replacement Component shall not in any manner affect (i) the Lessee's obligation to make any Required Alteration or to incorporate such Replacement Component in the Transmission System in accordance with the terms of this Lease, in which case the Lessee shall carry out such obligation at its own expense and title to such Alteration shall in such case vest as provided in paragraph (g) of this Section 8, or (ii) the Lessee's obligations under the Tax Indemnity Agreement. Any Supplemental Financing shall be conditioned upon the Lessee's having a credit rating at the time of such Supplemental Financing at least equal to the Lessee's credit rating at February 5, 1985. Each such Supplemental Financing and each such Additional Equity Investment shall be subject to the condition that the Owner Participant and the Lessee negotiate in good faith the specific terms thereof, including, without limitation, (A) the amount of such Additional Equity Investment, if any, (B) the terms of the Additional Notes (including, but not limited to, interest rate, amortization and maturity (which must be earlier than, or co-terminus with, the Basic Term)), (C) the nature and extent of any Federal tax benefits attributable thereto and to the Lessor's acquisition thereof and investment therein and appropriate indemnification with respect to such tax benefits if, and to the extent that the value thereof is reflected in adjustments referred to below, (D) the net economic return then required by the Owner Participant in its sole discretion, and (E) the adjustments to Basic Rent, Casualty Value, Special Casualty Value and Early Purchase Value pursuant to Section 3(d). As soon as possible thereafter, such terms shall be reflected in, and the Lessor and Lessee shall execute, a Lease Supplement and the parties thereto shall execute a Supplemental Indenture and amendments to any other Transaction Documents, including, without limitation, the Tax Indemnity Agreement, affected thereby. Except as amended or modified by such Lease Supplement, this Lease shall continue in full force and effect.

          (i) MARKING. The Lessee agrees, at its own cost, expense and liability, to maintain in a prominent place in the control room of the Blackwater HVDC Station a durable, readily visible inscription of such type and content as from time to time may be required by law or otherwise deemed necessary by the Lessor or the Indenture Trustee in order to protect the title of the Lessor to the Undivided Interest, the rights of the Lessor under this Lease and the Lien of the Indenture Trustee under the Indenture. The Lessee will replace promptly such marking if the same shall have been removed, defaced, obliterated or destroyed.

          SECTION 9. EVENT OF LOSS; DEEMED LOSS EVENT.

          (a) EVENT OF LOSS. In the event that the Transmission System shall suffer either (i) an Event of Loss or (ii) an event which, in the reasonable opinion of the Lessee, might constitute an Event of Loss, such fact and the date of the occurrence thereof shall promptly be reported by the Lessee to the Lessor. In the case of any event described in clause (ii) of the preceding sentence, the

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Lessee shall determine, within six months of the occurrence of such event, whether such event constitutes an Event of Loss and shall furnish the Lessor with a copy of the opinion of an independent engineer (to the extent required pursuant to the definition of Event of Loss) upon which such determination is based.

          (b) PAYMENT OF CASUALTY VALUE. In the case of an Event of Loss, on the Basic Rent Payment Date next following the date of any report given pursuant to paragraph (a) above (but in no event later than the six month period referred to in paragraph (a)), the Lessee shall pay to the Lessor Casualty Value determined as of such Basic Rent Payment Date, plus any Basic Rent or Supplemental Rent then owing. Upon receipt of such amount, the Lessor shall terminate the Easement and the Operating Agreement and transfer the Undivided Interest to the Lessee on an AS IS, WHERE IS basis, free and clear of all Lessor's Liens and Owner Participant's Liens, but without any other recourse, representation or warranty, express or implied, by the Lessor or the Owner Participant.

          (c) DEEMED LOSS EVENT. In the case of a Deemed Loss Event, on the last day of the month during which such event occurs or, if such last day shall be less than 30 days following the date on which such event shall occur, on the last day of the month following the month during which such event occurs, the Lessee shall pay to the Lessor the Special Casualty Value applicable on such date, plus any Supplemental Rent then owing. Upon payment of Special Casualty Value the Lessor shall terminate the Easement and the Operating Agreement and transfer the Undivided Interest to the Lessee on an AS IS, WHERE IS basis, free and clear of all Lessor's Liens and Owner Participant's Liens, but without any other recourse, representation or warranty, express or implied, by the Lessor or the Owner Participant.

          (d) TERMINATION OF OBLIGATION. Upon satisfaction by the Lessee of all requirements of either paragraph (b) or paragraph (c) above, as the case may be, the Lessee's obligation to pay further Basic Rent shall cease, but the Lessee's obligation to pay all Supplemental Rent becoming due before, on and after such satisfaction shall remain unchanged and shall survive such termination.

          SECTION 10. INSURANCE.

          The Lessee will, at its own expense, cause to be carried and maintained insurance, with financially sound and reputable insurers satisfactory to the Lessor, against damage to or destruction of any substations and the Blackwater HVDC Station (but specifically excluding all towers and lines included in the Transmission System), and liability insurance with respect to third party bodily injury and property damage, in each case in amounts (after deductibles) and against risks (i) consistent with Prudent Utility Practice,
(ii) at least comparable in amounts and against risks customarily insured against by the Lessee or others in the electric utility business in the Southwestern region of the United States and (iii) sufficient to prevent the Lessor and the Indenture Trustee from becoming at any time a coinsurer with respect to any loss relating to events or occurrences covered under any policy; PROVIDED, HOWEVER, that in the case of insurance in respect of

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damage to or destruction of the Transmission System, the Lessee shall not be required to insure towers and lines, but the insurance so provided shall cover the loss of or damage to any substations included in the Transmission System and the Blackwater HVDC Station and such insurance shall be in an amount equal to that portion of Casualty Value which bears the same relation to Casualty Value as the aggregate construction cost of such substations and Station bears to Transmission System Cost. Any policies with respect to such insurance shall (i) name the Lessee, the Lessor, the Owner Participant and the Indenture Trustee as insureds and loss payees, as their interests may appear, (ii) provide for at least 60 days prior written notice by the insurance carrier to the Lessor, the Owner Participant and the Indenture Trustee in the event of cancellation, expiration or material modification thereof, (iii) waive any right to claim any premiums or commissions against the Lessor, the Owner Participant or the Indenture Trustee, (iv) provide that the insurers shall waive any rights of subrogation against the Lessor, the Owner Participant or the Indenture Trustee, (v) provide that if such insurance is cancelled for any reason whatsoever, or any substantial change is made in the coverage which affects the interest of the Lessor, the Owner Participant or the Indenture Trustee, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective against the Lessor, the Owner Participant or the Indenture Trustee for 60 days after receipt by the Lessor, the Owner Participant and the Indenture Trustee, respectively, of written notice from any applicable insurers of such cancellation, change or lapse, and (vi) provide that each of the Lessor, the Owner Participant and the Indenture Trustee shall be permitted to make payments to effect the continuation of such insurance coverage upon notice of cancellation due to nonpayment of premiums. Each such policy shall be primary without right of contribution from any other insurance which is carried by the Lessor, the Owner Participant or the Indenture Trustee with respect to its interest in the Transmission System. The Lessee shall, on or before April 1 of each year, commencing April 1, 1994, furnish to the Lessor, the Owner Participant and the Indenture Trustee
(i) a certificate signed by an independent insurance broker satisfactory to the Lessor, the Owner Participant and the Indenture Trustee showing the insurance then maintained by the Lessee pursuant to this Section 10 and stating that in the opinion of such independent broker such insurance complies with the provisions hereof, and (ii) copies of policies carried and maintained by the Lessee pursuant to this Section 10. The Lessee shall not reduce the amounts of its liability insurance as in effect on February 5, 1985. In the event that the Lessee shall fail to maintain insurance as herein provided the Lessor, the Owner Participant or the Indenture Trustee may at its option maintain insurance which is required to be maintained by the Lessee hereunder, and, in such event, the Lessee shall reimburse such party upon demand for the cost thereof, together with interest thereon at the Overdue Interest Rate, as Supplemental Rent. So long as no Default or Event of Default shall have occurred and be continuing, all insurance proceeds paid in respect of damage to or destruction of the Undivided Interest and received by the Lessor (directly or from the Indenture Trustee) in respect of the Undivided Interest with respect to an occurrence not constituting an Event of Loss shall be paid to the Lessee. Nothing in this Section 10 shall prohibit the Lessee or the Owner Participant from placing at its expense insurance on or with respect to the Transmission System or the Undivided Interest, or the operation of either thereof, naming the Lessee or the Owner Participant, as the case may be, as insured and loss payee, in an amount exceeding the amount of insurance required to be maintained by the Lessee hereunder from time to time, unless, in the case of insurance maintained by the Lessee, such insurance would

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conflict with or otherwise limit the insurance to be provided or maintained by the Lessee in accordance with this Section 10.

            SECTION 11. INDEMNIFICATION.

            The Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated and whether or not this Lease shall have expired or terminated, to assume liability for, and does hereby agree to indemnify, protect, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against any and all Claims which may be imposed on, incurred by or asserted against any Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person, (i) in any way relating to or arising out of this Lease, any other Transaction Document or any Financing Document, or the performance or enforcement of any of the terms hereof or thereof, (ii) in any way relating to a disposition of all or any part of the Undivided Interest in connection with a termination upon an Event of Default, an Event of Loss or a Deemed Loss Event or (iii) in any way relating to or arising out of the design, manufacture, erection, purchase, acceptance, rejection, financing, ownership, delivery, lease, sublease, possession, use, operation, maintenance, condition, sale, return, storage or disposition of the Transmission System or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable, and any Claim for patent, trademark, service-mark or copyright infringement and expenses of any such Indemnitee incurred in the administration of this Lease, any other Transaction Document or any Financing Document, and not paid as a Transaction Expense or included in Lessor's Cost, and reasonable fees and disbursements of outside counsel incurred in connection therewith); PROVIDED, HOWEVER, that the Lessee shall not be required to indemnify any Indemnitee for (A) any Claim in respect of the Transmission System or the Undivided Interest arising from acts or events which occur after possession of the Undivided Interest has been redelivered to the Lessor in accordance with Section 5 hereof (other than after an Event of Default), EXCEPT as provided in the Participation Agreement, (B) any Claim resulting from acts which would constitute the willful misconduct or gross negligence of such Indemnitee, (C) any Transaction Expenses to be paid by the Lessor or the Owner Participant pursuant to Section 14 of the Amended and Restated Participation Agreement, (D) any Claim resulting directly from a transfer by such Indemnitee of all or part of its interest in this Lease, the Undivided Interest or the Transmission System other than in connection with an Event of Default, an Event of Loss, a Deemed Loss Event or the exercise by the Lessor of its rights under Section 16 of this Lease, (E) any Claim, including attorney fees, arising out of either (1) the preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs or specifications by such Indemnitee, or any agent or employee of such Indemnitee, or (2) the giving of or the failure to give directions or instructions by such Indemnitee, or any agent or employee of such Indemnitee, where such giving of or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property, or (F) any Claim in respect of the payment of principal, premium, if any, or interest on the Notes or the Bonds. The Lessor shall have no duty to give any such directions or instructions referred to in Clause (E) above, except as expressly provided herein. To the extent that an Indemnitee in fact receives indemnification payments from the Lessee under this Section 11, and so long as no Default or Event of Default shall have occurred and be continuing, the Lessee shall be subrogated, to the extent of any indemnity paid, to such Indemnitee's rights with respect to the transaction or event requiring or giving rise to such indemnity.

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            SECTION 12. ASSIGNMENT OR SUBLEASE.

            Without the prior written consent (which consent shall not be unreasonably withheld) of the Lessor, the Lessee shall not assign, transfer, encumber (EXCEPT for Permitted Liens) or sublease its leasehold interest under this Lease. The Lessee shall not, without the prior written consent of the Lessor and the Owner Participant, part with the possession or control of, or suffer or allow to pass out of its possession or control, the Transmission System, EXCEPT to the extent permitted by the provisions of this Section 12 or the provisions of the Support Agreements. No wheeling agreement, interconnection agreement, power sales contract, grant by the Lessee of any right to tap the Transmission System or utility agreement or grant, however denominated, shall be deemed to be an assignment, transfer, encumbrance or sublease for purposes of this Section, so long as any such agreement or grant shall not transfer possession or control of the Transmission System, or purport to create or grant rights to use the Transmission System, beyond the end of the Lease Term.

            SECTION 13. LEASE RENEWALS.

            (a) LEASE RENEWAL. At the end of the Basic Term or the then applicable Renewal Term, as the case may be, PROVIDED that no Default or Event of Default shall have occurred and be continuing hereunder and the Notes shall have been paid in full, the Lessee shall have the right to exercise one of the following two options to renew the term of this Lease for the Renewal Term or Renewal Terms described below:


            (1) At the end of the Basic Term, the Fixed Rent Renewal Term, if any, elected by the Lessee under clause (2) below, or any expiring Fair Market Renewal Term theretofore elected by the Lessee under this clause
      (1), upon notice given as provided in Section 13(b), the Lessee may renew the term of this Lease during the remaining term of the Support Agreements for one or more periods of not less than three years, nor more than five years (each such period so determined being herein referred to as a FAIR MARKET RENEWAL TERM), each at a Fair Market Rental Value, payable on each Basic Rent Payment Date occurring during such Fair Market Renewal Term; PROVIDED, HOWEVER, that if the Lessee shall elect more than one Fair Market Renewal Term, all such Fair Market Renewal Terms shall be successive; and PROVIDED, FURTHER, that notwithstanding the foregoing, the last Fair Market Renewal Term may be for a period of less than three years if the period from the expiration of the preceding Fair Market Renewal Term to the expiration date of the Support Agreements shall be less than three years; and

            (2) Upon notice given as provided in Section 13(b), at the end of the Basic Term only, the Lessee may renew the term of this Lease for one period of not less than one year nor more than the Maximum Option Period (such period so determined being herein referred to as the FIXED RENT RENEWAL TERM), in which case the Basic Rent payable under the Fixed Rent Renewal Term shall be the rental provided in Section 3(a)(4) hereof.

            (b) NOTICE; APPRAISAL. Not less than two years prior to the expiration date of the Basic Term, or the then applicable Fixed Rent Renewal Term or any then applicable Fair Market Renewal Term, the Lessee may indicate its desire to exercise the lease renewal option described in either Section 13(a)(1) or, only in respect of the expiration of the Basic Term, Section 13(a)(2). Any such election shall be irrevocable, but shall be binding against the Lessor only if on the effective date thereof no Default or Event of Default shall have occurred and be continuing. The Maximum Option Period or the Fair Market Rental Value of the Undivided Interest, as the case may be, shall be established in accordance with the Appraisal Procedure. Upon a determination of the Maximum Option Period the Lessor and the Lessee shall amend the Support Agreements to extend the date of the expiration thereof to the then estimated useful life of the Transmission System.

            SECTION 14.  PURCHASE OPTIONS.

            (a) Unless a Default or Event of Default shall have occurred and be continuing, the Lessee shall have the right to exercise one of the following options to purchase the Undivided Interest:

            (1) On the date of expiration of the Basic Term, the Fixed Rent Renewal Term or any then applicable Fair Market Renewal Term, the Lessee shall have the right upon not less than two years' prior written notice, to purchase the Undivided Interest on the date of expiration of such Term at a purchase price equal to the Fair Market Value thereof; or

            (2) On the Basic Rent Payment Date designated in a written notice given at least two years prior to such Basic Rent Payment Date (which date may only be a Basic Rent Payment Date during the Basic Term occurring on or after the thirtieth Basic Rent Payment Date), at a purchase price equal to the greater of the Early Purchase Value applicable on the date of purchase and the Fair Market Value of the Undivided Interest on such date, plus an amount equal to the sum of any Basic Rent then owing and any premium due on prepayment of the Notes.

            (b) Any such election shall be irrevocable, but shall be binding against the Lessor only if on the effective date thereof no Event of Default shall have occurred and be continuing. If the Lessee shall have elected to purchase the Undivided Interest, payment by the Lessee of the purchase price thereof plus all Rent then due and owing shall be made in immediately available funds against delivery of (i) a bill of sale transferring and assigning to the Lessee all right, title and interest of the Lessor in and to the Undivided Interest free and clear of all Lessor's Liens and all Owner Participant's Liens, but without other recourse, representation or warranty, and (ii) the agreement of the Lessor and the Indenture Trustee (in recordable form) terminating their respective interests in the Undivided Interest and under the Transaction Documents to which the Lessor or the Indenture Trustee, as the case may be, is a party, EXCEPT that indemnity obligations of the Lessee with respect to periods prior to the date of termination shall survive. In connection with any sale by the Lessor to the Lessee under this Section 14, the Lessor may specifically disclaim representations and warranties (other than as contemplated by clause (i) of the preceding sentence) in a manner comparable to that set forth in the second sentence of Section 6(b).

            SECTION 15.  EVENTS OF DEFAULT.

            The term EVENT OF DEFAULT, wherever used herein, shall mean any of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary, or come about or be effected by operation of law, or be pursuant to or in compliance with any Governmental Rule or Governmental Action):

            (1) the Lessee shall fail to make, or cause to be made, payment of Casualty Value, Special Casualty Value or Early Purchase Value when due, any payment of Basic Rent within 10 days after the same shall become due, or any payment of Supplemental Rent (other than Casualty Value, Special Casualty Value or Early Purchase Value) within 30 days after the same shall become due; or

            (2) the Lessee shall fail to maintain insurance as required by Section 10 hereof; or

            (3) the Lessee shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it under Section 12 hereof or Section 10(b)(iii) of the Participation Agreement (except as expressly permitted by the terms of this Lease or the Participation Agreement, as the case may be); or

            (4) the Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under this Lease or any other Transaction Document to which the Lessee is a party, and such failure shall continue for a period of 30 days after there shall have been given to the Lessee by the Lessor or the Indenture Trustee a notice specifying such failure; or

            (5) any representation or warranty made by the Lessee in this Lease, any other Transaction Document to which the Lessee is a party, any Financing Document, or any agreement, document or certificate delivered by the Lessee in connection herewith or therewith shall prove to have been incorrect in any material respect when any such representation or warranty was made or given; or

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            (6) the Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official or agency in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against the Lessee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official or agent of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

            (7) final judgment for the payment of money in excess of $1,000,000 shall be rendered against the Lessee and the Lessee shall not have discharged the same or provided for its discharge in accordance with its terms or bonded the same or procured a stay of execution thereof within 30 days from the entry thereof; or

            (8) an event of default under any other lease to the Lessee of any undivided interest in the Transmission System shall occur, and any applicable grace period shall have expired.

            SECTION 16. REMEDIES.

            (a) REMEDIES. Upon the occurrence of any Event of Default and so long as the same shall be continuing, the Lessor may, at its option, declare this Lease to be in default by written notice to such effect given to the Lessee, and at any time thereafter the Lessor may exercise one or more of the following remedies, as the Lessor in its sole discretion shall elect:

            (1) the Lessor may, by notice to the Lessee, rescind or terminate this Lease and exercise its rights under the Support Agreements;

            (2) the Lessor may sell the Undivided Interest, together with its interest under the Support Agreements and any other Transaction Document to which the Lessor is a party, or any part thereof, at public or private sale, as the Lessor may determine, free and clear of any rights of the Lessee in the Undivided Interest and without any duty to account to the Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by paragraph (4) below if the Lessor shall elect to exercise its rights thereunder), in which event the Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated (except to the extent that Basic Rent is to be included in computations under paragraph (3) or (4) below if the Lessor shall elect to exercise its rights thereunder);

            (3) the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise its rights under paragraph (2) above, demand, by written notice to the Lessee specifying a payment date not earlier than 10 days after the date of such notice, that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due after the payment date specified in such notice), any unpaid Rent due through the payment date specified in such notice plus whichever of the following amounts the Lessor, in its sole discretion, shall specify in such notice (together with interest on such amount at the interest rate specified in Section 3(b)(3) hereof from the payment date specified in such notice to the date of actual payment):

      (i) an amount equal to the excess, if any, of Casualty Value, computed as of the payment date specified in such notice, over the Fair Market Rental Value of the Undivided Interest (determined on the basis of the actual condition of the Transmission System) until the end of the Basic Term or the then applicable Renewal Term, after discounting such Fair Market Rental Value semiannually to present value as of the payment date specified in such notice at a rate per annum equal to the Overdue Interest Rate;

      (ii) an amount equal to the excess, if any, of such Casualty Value over the Fair Market Value of the Undivided Interest (determined on the basis of the actual condition of the Transmission System) as of the payment date specified in such notice;

      (iii) an amount equal to the greater of (A) such Casualty Value, (B) such discounted Fair Market Rental Value or (C) such Fair Market Value (assuming, in the case of (B) and (C) above, that the Transmission

            System was then maintained in accordance with this Lease) and, in such event, upon full payment by the Lessee of all sums due hereunder, the Lessor shall, at its option, either (x) exercise its best efforts promptly to sell the Undivided Interest together with its interest under the Support Agreements and any other Transaction Document to which the Lessor is a party, and pay over to the Lessee the sale proceeds up to the amount claimed under (A), (B) or (C) above and actually paid by the Lessee to the Lessor, or (y) deliver to the Lessee (AA) a bill of sale transferring and assigning to the Lessee all right, title and interest of the Lessor in and to the Undivided Interest free and clear of all Lessor's Liens and Owner Participant's Liens, but without recourse or warranty, and (BB) the agreement of the Lessor terminating its interest under the Support Agreements and any other Transaction Document to which the Lessor is a party, whereupon this Lease shall terminate, except that indemnity obligations of the Lessee incurred prior to the date of termination shall survive; or

      (iv) an amount equal to the excess of (A) the present value as of the payment date specified in such notice of all installments of Basic Rent until the end of the Basic Term, discounted semiannually at a rate of 10% per annum, over (B) the present value as of such payment date of the Fair Market Rental Value of the Undivided Interest (determined on the basis of the actual condition of the Transmission System) until the end of the Basic Term, discounted semiannually at a rate of 10% per annum; or

            (4) if the Lessor shall have sold the Undivided Interest together with its interest under the Support Agreements and any other Transaction Document to which the Lessor is a party pursuant to paragraph (2) above, the Lessor, in lieu of exercising its rights under paragraph (3) above with respect to the Undivided Interest and its interest under the Support Agreements and any other Transaction Document to which the Lessor is a party, may, if it shall so elect, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent due for periods commencing after the next Basic Rent payment date following the date of such sale), any unpaid Basic Rent and Supplemental Rent due through such payment date, plus the amount of any deficiency between the sale proceeds and Casualty Value, computed as of such payment date, together with interest at the Overdue Interest Rate on the amount of such Rent and such deficiency from the date of such sale until the date of actual payment.

            (b) NO RELEASE. No rescission or termination of this Lease, in whole or in part, or repossession of the Undivided Interest or exercise of any remedy under paragraph (a) of this

Section 16 shall, except as specifically provided therein, relieve the Lessee of any of its liabilities and obligations hereunder. In addition, the Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other costs and expenses incurred by the Lessor or the Indenture Trustee by reason of the occurrence of any Event of Default or the exercise of the Lessor's remedies with respect thereto. At any sale of the Undivided Interest and the Lessor's interest under the Support Agreements and any Transaction Documents to which the Lessor is a party or any part thereof pursuant to Section 16(a) hereof, the Lessor, the Owner Participant or the Indenture Trustee may bid for and purchase such property.

            (c) REMEDIES CUMULATIVE. No remedy under paragraph (a) of this
Section 16 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy provided under such paragraph (a) or otherwise available to the Lessor at law or in equity. No express or implied waiver by the Lessor of any Default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. The failure or delay of the Lessor in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by the Lessor shall not exhaust the same or constitute a waiver of any other right provided herein. To the extent permitted by applicable law, the Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require the Lessor to sell, lease or otherwise use the Undivided Interest or the Transmission System in mitigation of the Lessee's damages as set forth in paragraph (a) of this Section 16 or which may otherwise limit or modify any of the Lessor's rights and remedies provided in such paragraph.

            (d) EXERCISE OF OTHER RIGHTS OR REMEDIES. In addition to all other rights and remedies provided in this Section 16, the Lessor may exercise any other right or remedy that may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

            SECTION 17. NOTICES.

            All communications and notices provided for in this Lease shall be given in person or by means of telex, telecopy, or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type), or mailed by registered or certified mail, addressed as follows:

            (i)   if to the Lessor:
                  The First National Bank of Boston,
                  as Owner Trustee
                  Blue Hill Office Park
                  Mail Stop 45-02-15
                  150 Royall Street
                  Canton, Massachusetts 02021
                    Attention:  Corporate Trust
                    Division;

            (ii)  if to the Lessee:
                  Public Service Company of New Mexico
                  Alvarado Square
                  Albuquerque, New Mexico 87158
                    Attention:  Secretary;

            (iii) in each case with copies to:

            (A)   the Indenture Trustee:
                  Chemical Bank
                  450 West 33rd Street
                  New York, New York 10001
                  Attention:  Corporate Trustee
                    Administration Department;

            (B)  the Collateral Trust Trustee:
                  Chemical Bank
                  450 West 33rd Street
                  New York, New York 10001
                  Attention:  Corporate Trustee
                    Administration Department;

            (C)  the Owner Participant:
                  DCC Project Finance Two, Inc.
                  c/o Dana Commercial Credit Corporation
                  1900 Indian Wood Circle
                  Maumee, Ohio 43537
                  Attention:  Operations Manager - Public Service
                    Company of New Mexico

or at such other address as such parties or such Persons shall from time to time designate by notice in writing to such other parties or such other Persons. All such communications and notices given in such manner shall be effective on the date of receipt of such communication or notice.

            SECTION 18. SUCCESSORS AND ASSIGNS.

            This Lease, including all agreements, covenants, representations and warranties, shall be binding upon and inure to the benefit of the Lessor and its successors and permitted assigns, and the Lessee and its successors and, to the extent permitted hereby, assigns.

            SECTION 19. RIGHT TO PERFORM FOR LESSEE.

            If the Lessee shall fail to make any payment of Rent to be made by it hereunder or shall fail to perform or comply with any of its other agreements contained herein, the Lessor, the Owner Participant or the Indenture Trustee may, but shall not be obligated to, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of all costs and expenses (including, without limitation, reasonable attorneys' and other professionals' fees and expenses) of the Lessor, the Owner Participant or the Indenture Trustee incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Interest Rate, shall be deemed Supplemental Rent, payable by the Lessee upon demand.

            SECTION 20. AMENDMENTS AND MISCELLANEOUS.

            (a) AMENDMENTS IN WRITING. The terms of this Lease shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever EXCEPT by written instrument signed by the Lessor and the Lessee.

            (b) SURVIVAL. All agreements, indemnities, representations and warranties contained in the Transaction Documents or any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Lease and the expiration or other termination of this Lease.

            (c) SEVERABILITY OF PROVISIONS. Any provision of this Lease which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and no such prohibition or unenforceability in any jurisdiction shall invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

            (d) TRUE LEASE. This Lease shall constitute an agreement of lease and nothing herein shall be construed as conveying to the Lessee any right, title or interest in or to the Transmission System, except as lessee only.

            (e) ORIGINAL LEASE. The single executed original of this Amended and Restated

Lease marked "ORIGINAL" shall be the "ORIGINAL" of this Lease. To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the "ORIGINAL".

            (f) GOVERNING LAW. This Lease shall be governed by and construed in accordance with the law of the State of New York.

            (g) HEADINGS. The division of this Lease into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Lease.

            (h) COUNTERPART EXECUTION. This Lease may be executed in any number of counterparts and by each of the parties hereto on separate counterparts, all such counterparts together constituting but one and the same instrument, with the counterparts delivered to the Indenture Trustee pursuant to the Indenture being deemed the "Original" and all other counterparts being deemed duplicates.

            (i) ENTIRE AGREEMENT. This Lease, including the Schedules, Exhibit and Appendix hereto, supersedes all prior agreements, written or oral between or among the parties hereto (including the Original Lease) and each of the parties hereto represents and warrants to the other that this Lease and the other Transaction Documents (and any documents to be delivered hereby or thereby) constitute the entire agreement among the parties hereto and thereto relating to the transactions contemplated hereby.

                  IN WITNESS WHEREOF, the parties hereto have each caused this Lease to be duly executed in New York, New York, on the date first above written, by their respective officers thereunto duly authorized.

                                    THE FIRST NATIONAL BANK OF BOSTON,
                                    not in its individual capacity, but solely as OWNER TRUSTEE under a Trust Agreement dated as of January 2, 1985 with DCC Project Finance Two, Inc.


                                    By /s/ Donna Germano
                                      -----------------------------------
                                           Donna Germano
                                          Account Manager

                                    PUBLIC SERVICE COMPANY OF NEW MEXICO,
                                    as LESSEE


                                    By /s/ Terry Horn
                                      -----------------------------------
                                           Terry Horn
                                       Assistant Treasurer

                                 ACKNOWLEDGMENTS


STATE OF NEW MEXICO       )
                          )  SS.:
COUNTY OF BERNALILLO      )

            This instrument was acknowledged before me on September __, 1993, by Terry R. Horn, Assistant Treasurer of Public Service Company of New Mexico, a New Mexico Corporation.



                                        /s/ Joan Novarrete
                                      -----------------------------------
                                            Notary Public


                                          My Commission Expires: July 19, 1995

COMMONWEALTH OF MASSACHUSETTS       )
                                    )SS.
COUNTY OF NORFOLK                   )

            The undersigned a notary public for the County of Norfolk, Commonwealth of Massachusetts, does certify that on the _____ day of September, 1993, before me came Donna Germano, to me known, who, being by me duly sworn, did depose and say that she is an Account Manager of The First National Bank of Boston, a national banking association, the corporation described in and which executed the foregoing instrument, that she signed her name to said instrument on behalf of said association under authority of the by-laws of said association.


                                        /s/ Antonia Lopes
                                      -----------------------------------
                                            Notary Public


                                    Term Expires: September 5, 1997

                                TABLE OF CONTENTS



Section                              Title                                Page
-------                              -----                                ----
SECTION 1. DEFINITIONS. ...................................................  1

SECTION 2. LEASE OF UNDIVIDED INTEREST; TERM. .............................  1

SECTION 3. RENT; ADJUSTMENTS TO RENT. .....................................  2
              (a)  BASIC RENT..............................................  2
              (b)  SUPPLEMENTAL RENT.......................................  2
              (c)  FORM OF PAYMENT.........................................  3
              (d)  ADJUSTMENTS.............................................  3
              (e)  ADEQUACY AND CONFIRMATION OF ADJUSTMENTS................  4

SECTION 4. NET LEASE. .....................................................  4

SECTION 5.  RETURN OF TRANSMISSION SYSTEM. ................................  5
              (a)  RETURN OF TRANSMISSION SYSTEM...........................  5
              (b)  DISPOSITION SERVICES....................................  5

SECTION 6. WARRANTY OF THE LESSOR. ........................................  5
              (a)  QUIET ENJOYMENT.........................................  5
              (b)  DISCLAIMER OF OTHER WARRANTIES..........................  6

SECTION 7.  LIENS. ........................................................  6

SECTION 8. OPERATION AND MAINTENANCE; MARKING; INSPECTION. ................  7
              (a)  OPERATION AND MAINTENANCE...............................  7
              (b)  INSPECTION..............................................  7
              (c)  REPLACEMENT OF COMPONENTS...............................  7
              (d)  REQUIRED ALTERATIONS....................................  8
              (e)  OPTIONAL ALTERATIONS....................................  8
              (f)  REPORTS OF ALTERATIONS..................................  9
              (g)  TITLE TO ALTERATIONS....................................  9
              (h)  FUNDING OF ALTERATIONS AND REPLACEMENT
                   COMPONENTS.............................................. 10
              (i)  MARKING................................................. 11

SECTION 9. EVENT OF LOSS; DEEMED LOSS EVENT. .............................. 11
              (a)  EVENT OF LOSS........................................... 11
              (b)  PAYMENT OF CASUALTY VALUE............................... 12
              (c)  DEEMED LOSS EVENT....................................... 12
              (d)  TERMINATION OF OBLIGATION............................... 12


                        TABLE OF CONTENTS (CONTINUED)


Section                              Title                                Page
-------                              -----                                ----


SECTION 10. INSURANCE. .................................................... 12

SECTION 11. INDEMNIFICATION. .............................................. 14

SECTION 12. ASSIGNMENT OR SUBLEASE. ....................................... 15

SECTION 13. LEASE RENEWALS. ............................................... 15
              (a)  LEASE RENEWAL........................................... 15
              (b)  NOTICE; APPRAISAL....................................... 16

SECTION 14.  PURCHASE OPTIONS. ............................................ 16

SECTION 15.  EVENTS OF DEFAULT. ........................................... 17

SECTION 16. REMEDIES. ..................................................... 18
              (a)  REMEDIES................................................ 18
              (b)  NO RELEASE.............................................. 20
              (c)  REMEDIES CUMULATIVE..................................... 21
              (d)  EXERCISE OF OTHER RIGHTS OR REMEDIES.................... 21

SECTION 17. NOTICES. ...................................................... 21

SECTION 18. SUCCESSORS AND ASSIGNS. ....................................... 22

SECTION 19. RIGHT TO PERFORM FOR LESSEE. .................................. 22

SECTION 20. AMENDMENTS AND MISCELLANEOUS. ................................. 23
              (a)  AMENDMENTS IN WRITING................................... 23
              (b)  SURVIVAL................................................ 23
              (c)  SEVERABILITY OF PROVISIONS.............................. 23
              (d)  TRUE LEASE.............................................. 23
              (e)  ORIGINAL LEASE.......................................... 23
              (f)  GOVERNING LAW........................................... 23
              (g)  HEADINGS................................................ 23
              (h)  COUNTERPART EXECUTION................................... 23
              (i)  ENTIRE AGREEMENT........................................ 24


                        TABLE OF CONTENTS (CONTINUED)


Section                              Title                                Page
-------                              -----                                ----


                                   SCHEDULES

SCHEDULE 1    Schedule of Casualty Values

SCHEDULE 2    Schedule of Special Casualty Values

SCHEDULE 3    Schedule of Early Purchase Values

                                    APPENDIX

APPENDIX A         Definition of Terms


================================================================================











                                   APPENDIX A




                              DEFINITION OF TERMS










================================================================================


                     EASTERN INTERCONNECTION PROJECT LEASE
                                 BOND REFUNDING


================================================================================

                              DEFINITION OF TERMS

            The terms defined herein relate to all Transaction Documents and such terms shall include the plural as well as the singular.

            ACCOUNTING METHOD shall have the meaning set forth in the Tax Indemnity Agreement.

            ACCOUNTING PRACTICE shall mean generally accepted utility accounting practice in accordance with the Uniform System of Accounts.

            ACRS DEDUCTIONS shall have the meaning set forth in the Tax Indemnity Agreement.

            ADDITIONAL EASEMENTS shall have the meaning set forth in Section 2(d) of the Easement.

            ADDITIONAL EQUITY INVESTMENT shall have the meaning set forth in
Section 8(h) of the Lease.

            ADDITIONAL NOTES shall mean any non-recourse promissory notes (other than the Refunding Notes) issued by the Owner Trustee and authenticated by the Indenture Trustee under the terms of the Indenture.

            ADJUSTED LESSOR'S COST shall have the meaning set forth in the Tax Indemnity Agreement.

            AFFILIATE, with respect to any Person, shall mean any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. The term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

            AFFILIATE TRANSACTION shall have the meaning set forth in Section 10(b)(v) of the Participation Agreement.

            AFTER-TAX BASIS shall mean, with respect to any payment received or deemed to have been received by any Person, the amount of such payment supplemented by a further payment to that Person so that the sum of the two payments shall, after deduction of all taxes and other charges (taking into account any credits or deductions arising therefrom and the timing thereof) resulting from the receipt (actual or constructive) of such two payments imposed under any Governmental Rule or by any Governmental Authority, the United States of America, or any territory or possession of the United States of America, or any governmental authority of any foreign country or any subdivision or any taxing authority thereof, or any international taxing authority, be equal to such payment received or deemed to have been received.

            ALTERATIONS shall mean alterations, modifications, additions and improvements to the Transmission System (including the Undivided Interest) the cost of which is required to be added to capital accounts pursuant to the Uniform System of Accounts; and such term shall include, as appropriate, all Severable Required Alterations, Nonseverable Required Alterations, Severable Optional Alterations and Nonseverable Optional Alterations, but shall not include any original or substitute Component or any Replacement Component.

            AMENDED AND RESTATED LEASE means the Amended and Restated Lease dated as of September 1, 1993 between the Owner Trustee and PNM.

            AMENDED AND RESTATED PARTICIPATION AGREEMENT means the Amended and Restated Participation Agreement dated as of September 1, 1993 between the Owner Participant, Funding Corp, the Owner Trustee, the Indenture Trustee and PNM.

            AMENDED AND RESTATED TIA means the Amended and Restated Tax Indemnity Agreement dated as of September 1, 1993 between the Owner Participant and the Lessee.

            AMENDMENT shall mean the Amendment dated the Closing Date to the Original Participation Agreement.

            AMORTIZATION DEDUCTIONS shall have the meaning set forth in the Tax Indemnity Agreement.

            APPLICABLE AGREEMENT shall have the meaning set forth in Section 2 of the Operating Agreement.

            APPLICABLE LAWS shall mean all applicable laws, including, without limitation, Federal and state securities laws, ordinances, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, interpretations, licenses and permits of any Governmental Authority.

            APPRAISAL PROCEDURE shall mean a procedure whereby, the Lessor and the Lessee having failed to agree, two independent appraisers, one chosen by the Lessee and one by the Lessor, shall mutually agree upon the determinations then the subject of appraisal. The Lessor or the Lessee, as the case may be, shall deliver a written notice to the other appointing its appraiser within 15 days after receipt from the other of a written notice appointing its appraiser. If one party shall fail to appoint its appraiser within 15 days after receipt from the other party of a written notice appointing its appraiser, the determination of the single appraiser shall be final. If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the business of operating a utility transmission system and a familiarity with equipment used or operated in such business. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Lessor and the Lessee; otherwise the average of all three determinations shall be binding and conclusive on the Lessor and the Lessee.

            ASSIGNMENT OF CONSTRUCTION CONTRACT shall mean the Assignment of Construction Contract dated the Closing Date from PNM to the Owner Trustee.

            ASSIGNMENT OF RIGHT OF USE shall mean the Assignment of Right of Use dated the Closing Date from PNM to the Owner Trustee.

            B-A PROPERTY shall mean that portion of the Transmission System which is a part of the facility known as the "B-A Station".

            BLM shall mean the United States Department of the Interior, Bureau of Land Management.

            BASIC RENT shall mean the rent payable pursuant to Section 3(a) of the Lease, PROVIDED, HOWEVER, that Basic Rent as of any date shall be, under any circumstances and in any event, an amount at least sufficient to pay in full the aggregate of the regular installments of principal and interest due and payable and unpaid on the applicable Basic Rent Payment Date on all Notes then Outstanding under the Indenture, together with all accrued and unpaid interest thereon.

            BASIC RENT PAYMENT DATES shall mean and include each April 1 and October 1 of each year, commencing October 1, 1985, throughout (and including the last day of) the Basic Term and each elected Renewal Term.

            BASIC RENT PREPAYMENT shall mean the amount of Basic Rent prepaid by the Lessee on the Refunding Date.

            BASIC TERM shall mean the period commencing on the Closing Date and ending on April 1, 2015, or such shorter period as may result from earlier termination of the Lease as provided in the Lease.

            BILL OF SALE shall mean the Bill of Sale dated the Closing Date from PNM to the Owner Trustee.

            BLACKWATER HVDC STATION shall mean the high voltage direct current converter station located in the Clovis-Portales area of Eastern New Mexico and constructed for PNM by the Contractor pursuant to the Construction Contract.

            BONDS shall mean the Refunding Bonds.

            BUSINESS DAY shall mean any day other than a Saturday or Sunday or other day on which banks in New York, New York are authorized to remain closed.

            CASUALTY VALUE, as of any Basic Rent Payment Date, shall mean (i) during the Basic Term, an amount equal to the product obtained by multiplying Lessor's Cost by the percentage in the Schedule of Casualty Values attached to the Lease (which Casualty Values as originally attached to the Lease are based upon the Pricing Assumptions and are subject to adjustment pursuant to Section 3(d) of the Lease) and set forth opposite such Basic Rent Payment Date and (ii) during any Renewal Term, the amount determined by amortizing ratably the Fair Market Value of the Undivided Interest as of the day following the last day of the Basic Term or the last preceding Renewal Term, as the case may be, in semi-annual steps over the remaining term of the Easement, as such term may be extended in consequence of a determination of the Maximum Option Period, which amortized amounts shall be set forth in a revised Schedule of Casualty Values and attached to the Lease pursuant to a Lease Supplement prior to the last day of the Basic Term or the last preceding Renewal Term, as the case may be; PROVIDED, HOWEVER, that, after giving effect to the payment of Basic Rent on such Basic Rent Payment Date and the application thereof to the payment of the regular installment of principal of, and all accrued and unpaid interest on, the Notes then due, Casualty Value as of any date shall be, under any circumstances and in any event, an amount at least sufficient to pay in full the aggregate unpaid principal amount of all Notes then Outstanding under the Indenture.

            CERTIFICATE OF ACCEPTANCE shall mean a certificate, substantially in the form of Exhibit A to the Original Lease, duly completed and executed and delivered on the Closing Date or, in the case of any Alteration acquired by the Lessor pursuant to the terms of the Lease, a date required by the applicable Lease Supplement.

            CHANGE IN TAX LAWS shall have the meaning set forth in the Tax Indemnity Agreement.

            CLAIMS shall mean liabilities, costs, obligations, losses, damages, penalties, claims (including, without limitation, claims involving liability in tort, strict or otherwise), actions, suits, judgments, costs, expenses and disbursements (including without limitation legal fees and expenses) of any kind and nature whatsoever without any limitation as to amount.

            CLOSING shall mean the proceedings which occurred on the Closing Date, as contemplated by the Original Participation Agreement.

            CLOSING DATE shall mean the date the sale and leaseback of the Undivided Interest was completed and payment of Lessor's Cost was made. The Closing Date is February 5, 1985.

            COLLATERAL TRUST TRUSTEE shall mean the trustee from time to time under the Refunding Collateral Trust Indenture.

            COMPONENTS shall mean appliances, parts, instruments, appurtenances, accessories, furnishings, equipment and other property of whatever nature that may from time to time be incorporated in the Transmission System or any part thereof.

            CONSTRUCTION CONTRACT shall have the meaning set forth in the Assignment of Construction Contract.

            CONSULTING ENGINEER shall mean Marshall and Stevens or such other firm of construction engineers as shall be selected by the Owner Participant and approved by the Lessee.

            CONTRACTOR shall mean Brown Bovari Corporation, a New York corporation.

            DEEMED LOSS EVENT shall mean the following event: if at any time after the Closing Date and before the Lease Termination Date, the Owner Trustee or the Owner Participant, by reason of the ownership of the Undivided Interest or any part thereof by the Lessor or the lease of the Undivided Interest to the Lessee or any of the other transactions contemplated by the Transaction Documents (the term OWNER PARTICIPANT, as used in this definition, not including any Transferee who at the time of transfer to such Transferee is a non-exempt entity of the type referred to in this definition, whether by reason of such ownership, lease, transactions or otherwise) shall be deemed by any Governmental Authority having jurisdiction to be, or shall become subject to regulation as, an "electric utility" or a "public utility" or a

"public utility holding company" under any Governmental Rule or by reason of any Governmental Action, and the effect thereof on the Lessor or the Owner Participant would be, in the sole reasonable judgment of either such Person, adverse, and the Lessor and the Owner Participant have not waived application of this definition (which waiver shall be in writing and may be either indefinite or for a specific period); EXCEPT that if the Lessee, at its sole cost and expense, is contesting diligently and in good faith any action by any Governmental Authority which would otherwise constitute a Deemed Loss Event under this definition, such Deemed Loss Event shall be deemed not to have occurred so long as (i) such contest does not involve any danger of the foreclosure, sale, forfeiture or loss of, or the creation of any Lien on, the Undivided Interest or any part thereof or any interest therein, (ii) such contest does not adversely affect the Undivided Interest or any part thereof or any other property, assets or rights of the Lessor or the Owner Participant or the lien of the Indenture thereon, (iii) the Lessee shall have furnished the Lessor, the Owner Participant, and the Indenture Trustee with an opinion of independent counsel satisfactory to each such Person to the effect that there exists a reasonable basis for contesting such determination, (iv) such determination shall be effectively stayed or withdrawn during such contest (and shall not be subject to retroactive application at the conclusion of such contest) in a manner satisfactory to the Lessor and the Owner Participant, and the Owner Participant shall have determined that the Lessor's continued ownership of the Undivided Interest during the pendency of such contest or such contest will not adversely affect its business, and (v) the Lessee shall have indemnified the Lessor and the Owner Participant in a manner satisfactory to each such Person for any liability or loss which either such Person may incur as a result of Lessee's contest.

            DEFAULT shall mean an event which, after giving of notice or lapse of time, or both, would become an Event of Default.

            DIRECTIVE shall mean an instrument in writing executed in accordance with the terms and provisions of the Indenture by the holders, or their duly authorized agents or attorneys-in-fact, representing a majority of the aggregate unpaid principal amount of all Notes Outstanding under the Indenture, directing the Indenture Trustee to take or refrain from taking the action specified in such instrument.

            EARLY PURCHASE VALUE as of any Basic Rent Payment Date occurring on or after the thirtieth Basic Rent Payment Date, shall mean an amount equal to the product obtained by multiplying Lessor's Cost by the percentage in the Schedule of Early Purchase Values attached to the Lease (which Early Purchase Values as originally attached to the Lease are based upon the Pricing Assumptions and are subject to adjustment pursuant to Section 3(d) of the Lease) and set forth opposite such Basic Rent Payment Date; PROVIDED, HOWEVER, that, after giving effect to (A) the payment of Basic Rent on such Basic Rent Payment Date and the application thereof to the payment of the regular installment of principal of, and accrued interest on, the Notes then due, and (B) the payment of premium, if any then due on the Notes, Early Purchase Value as of any date shall be, under any circumstances and in any event, an amount at least sufficient to pay in full the aggregate unpaid principal amount of all Notes then Outstanding under the Indenture.

            EASEMENT shall mean the Easement dated the Closing Date between PNM and the Owner Trustee, as supplemented on March 27, 1987.

            ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, or any comparable successor law.

            EVENT OF DEFAULT shall have the meaning set forth in Section 15 of the Lease.

            EVENT OF LOSS shall mean any of the following events: (a) the loss of the Transmission System (including the Undivided Interest) due to theft, disappearance, destruction or, in the good faith and reasonable opinion of the Lessee (confirmed by an independent engineer reasonably satisfactory to the Owner Participant), damage beyond repair; (b) the receipt of insurance proceeds based upon an actual or constructive total loss with respect to the Transmission System; or (c) the confiscation or seizure of title to the Transmission System (including the Undivided Interest) or the property subject to the Easement (in its entirety or such a substantial portion that the then remaining portion cannot practically be utilized for the purposes intended) or the condemnation of the Undivided Interest or the property subject to the Easement by any Person other than the Lessee or a Person related to the Lessee, or the requisition of use of the Transmission System (including the Undivided Interest) or the property subject to the Easement (in its entirety or a substantial portion as aforesaid) for a stated period which shall, or for an indefinite period which is reasonably expected to, exceed the remaining portion of the Basic Term or any then effective Renewal Term.

            EXCEPTED PAYMENTS shall mean any and all payments not due to or in respect of the Trust Estate or the Lease Indenture Estate or otherwise included in the Lease Indenture Estate, including (i) any indemnity or other payment (whether or not Supplemental Rent and whether or not a Default or Event of Default exists) payable under any Transaction Document directly to any Person, other than the Indenture Trustee or the Lessor (except Chemical Bank or FNB), or payable by the Lessee to the Lessor, FNB or the Owner Participant to reimburse any such Person for its costs and expenses in exercising its rights under the Transaction Documents, (ii) (A) insurance proceeds, if any, payable to the Lessor, FNB, Chemical Bank or the Owner Participant under insurance separately maintained by the Lessor, FNB, Chemical Bank or the Owner Participant with respect to the Undivided Interest as permitted by the Lease or (B) proceeds of personal injury or property damage liability insurance maintained under any Transaction Document for the benefit of the Lessor, FNB, Chemical Bank or the Owner Participant, (iii) any amounts payable under any Transaction Document to reimburse the Lessor or the Owner Participant (including the reasonable expenses of the Lessor or the Owner Participant incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Transaction Document (including, but without limitation, amounts payable pursuant to Section 14 of the Participation Agreement), (iv) any amount payable to the Owner Participant by any Transferee as the purchase price of the Owner Participant's interest in the Trust Estate,
(v) any payments, insurance proceeds or other amounts with respect to the Undivided Interest or any portion thereof which have been released from the lien of the Indenture and (vi) any payments in respect of interest to the extent attributable to payments referred to in clauses (i) through (v) above.

            EXCEPTED RIGHTS shall mean (a) all rights with respect to Excepted Payments of the Person entitled thereto and (b) all rights and privileges expressly reserved to the Owner Trustee or the Owner Participant exclusively or jointly with the Indenture Trustee pursuant to the Indenture (including, but without limitation, Section 6.11 thereof) for the periods specified in the Indenture.

            EXISTING MORTGAGE shall mean the Indenture of Mortgage and Deed of Trust dated as of June 1, 1947, between PNM and Irving Trust Company, as heretofore supplemented by all supplemental indentures thereto.

            EXPENSES shall have the meaning set forth in Section 7.01 of the Trust Agreement.

            EXPIRATION DATE shall have the meaning set forth in the Operating Agreement.

            FAIR MARKET RENEWAL TERM shall mean a Renewal Term elected pursuant to Section 13(a)(1) of the Lease.

            FAIR MARKET RENTAL VALUE or FAIR MARKET VALUE of any property or service as of any date shall mean the cash rent or cash price obtainable in an arm's-length lease, or sale or supply, respectively, between an informed and willing lessee or buyer (under no compulsion to lease or purchase) and an informed and willing lessor or seller or supplier (under no compulsion to lease or sell or supply) of the property or service in question, and shall, in the case of the Transmission System, be determined (except pursuant to Section 16(a)(3)(i), (ii) and (iv) of the Lease) on the basis that (i) the Transmission System has been maintained in accordance with, and the Lessee has complied with, the requirements of the Lease and the other Transaction Documents, (ii) the lessee or the buyer shall have rights in, or an assignment of, the Transaction Documents (including, without limitation, the Support Agreements) to which the Lessor is a party and (iii) the Lessee has complied with the requirements of the Lease and each Transaction Document to which the Lessee is a party. If the Lessor and the Lessee are unable to agree upon a determination of Fair Market Rental Value or Fair Market Value, as the case may be, such Fair Market Rental Value or Fair Market Value shall be determined in accordance with the Appraisal Procedure.

            FEDERAL POWER ACT shall mean the Federal Power Act, as amended.

            FEDERAL SECURITIES shall have the meaning set forth in Section 2.4(b) of the Indenture.

            FEE LAND shall mean the parcels of land described in Part I of Exhibit A to the Easement.

            FERC shall mean the Federal Energy Regulatory Commission of the United States of America.

            FERC ORDER shall mean the Order Granting Petition for Declaratory Order, Authorizing Sale of Facilities, Noting Intervention, and Terminating Dockets issued by the FERC on December 31, 1984 (Docket Nos. EC85-4-000 and EL85-9-000).

            FINAL PROSPECTUS means the prospectus with respect to the Refunding Bonds and the offering thereof constituting part of the Registration Statement at the time the Registration Statement is declared effective by the SEC, together with any supplement or modification to, or completion of, such prospectus filed by PNM with the SEC pursuant to Rule 424 under the Securities Act.

            FINANCING DOCUMENTS shall mean the Underwriting Agreement, the Registration Statement, the Refunding Collateral Trust Indenture, the Refunding Supplemental Indenture and the Refunding Bonds.

            FIRST BASIC RENT PAYMENT DATE shall mean October 1, 1985.

            FIXED RENT RENEWAL TERM shall mean a Renewal Term elected pursuant to Section 13(a)(2) of the Lease.

            FNB shall mean The First National Bank of Boston, a national banking association, in its individual capacity.

            FORM U-7D shall mean the certificate filed pursuant to Rule 7(d) of the Holding Company Act for the purpose of exempting the Owner Participant and the Owner Trustee from registration under the Holding Company Act.

            FUNDING CORP shall mean EIP Refunding Corporation, a Delaware corporation.

            FUNDING CORP'S COUNSEL shall mean Mudge Rose Guthrie Alexander & Ferdon, 180 Maiden Lane, New York, New York 10038.

            GOVERNMENTAL ACTIONS shall mean all authorizations, consents, approvals, waivers, exceptions, variances, filings and declarations of or with, any Governmental Authority (other than routine reporting requirements the failure to comply with which will not affect the validity or enforceability of any of the Transaction Documents or have a material adverse effect on the transactions contemplated by the Participation Agreement), and shall include, without limitation, those siting, environmental and operating permits and licenses which are required for the use and operation of the Transmission System, including the Undivided Interest.

            GOVERNMENTAL AUTHORITY shall mean any Federal, state, county, municipal, regional or other governmental or taxing authority, agency, board or court.

            GOVERNMENTAL RULES shall mean statutes, laws, rules, codes, ordinances, regulations, permits, certificates and orders of any Governmental Authority, including without limitation those pertaining to health, safety, the environment or otherwise.

            GRANTING CLAUSE DOCUMENTS shall have the meaning set forth in
Section 2.1 of the Indenture.

            GROUP shall mean the affiliated group of corporations of which the Owner Participant is a member.

            HOLDERS shall mean the holders of the Notes.

            HOLDING COMPANY ACT shall mean the Public Utility Holding Company Act of 1935, as amended.

            "INCORPORATED IN" shall mean incorporated or installed in, attached to, or otherwise made a part of the Transmission System.

            INCREMENTAL CASH COST of a Replacement Component shall mean the difference between the actual cost of the Replacement Component and the sum of any insurance proceeds received in respect of, and (if not assigned to the insurance carrier) the salvage value of, the Component replaced.

            INDEMNITEE shall mean the Owner Participant, FNB, the Owner Trustee, the Indenture Trustee, Funding Corp, the Collateral Trust Trustee, the Escrow Fund created under the Escrow Deposit Agreement, the Trust Estate, the Lease Indenture Estate and each other holder of a Note from time to time Outstanding under the Indenture, and the successors, assigns, agents and employees of each such Person and any Affiliate of each such Person. The failure to include in the definition of "Indemnitee" a Person which is an "Indemnitee" under the 1985 Transaction Documents shall not operate to alter or abridge the rights and obligations of such Person as an "Indemnitee" under the 1985 Transaction Documents.

            INDENTURE shall mean the Amended and Restated Trust Indenture and Security Agreement dated as of September 1, 1993 between the Owner Trustee and Chemical Bank.

            INDENTURE DEFAULT shall mean an event which, after giving of notice or lapse of time, or both, would become an Indenture Event of Default.

            INDENTURE EVENT OF DEFAULT shall mean any of the events specified in
Section 6.2 of the Indenture.

            INDENTURE TRUSTEE shall mean the trustee from time to time under the Indenture.

            INDENTURE TRUSTEE OFFICE shall mean the office of the Indenture Trustee located at 450 West 33rd Street, New York, New York 10001, or such other office as may be designated by the Indenture Trustee to the Owner Trustee and each holder of a Note Outstanding under the Indenture.

            INDENTURE TRUSTEE'S COUNSEL shall mean Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019.

            INITIAL SERIES NOTE means the Owner Trustee's Nonrecourse Promissory Note, Due 1990-2015, Initial Series, issued on the Closing Date pursuant to the 1985 Lease Indenture.

            INSTRUMENT OF ASSIGNMENT OF OTHER CONSTRUCTION CONTRACTS shall mean the Instrument of Assignment of Other Construction Contracts dated the Closing Date between PNM and the Owner Trustee.

            INTEREST DEDUCTIONS shall have the meaning set forth in the Tax Indemnity Agreement.

            INVESTMENT COMPANY ACT shall mean the Investment Company Act of 1940, as amended.

            INVESTMENT CREDIT shall have the meaning set forth in Section 1(b) of the Tax Indemnity Agreement.

            LEASE means the Original Lease as amended and restated by the Amended and Restated Lease.

            LEASE INDENTURE ESTATE shall have the meaning set forth in Section
2.1 of the Indenture.

            LEASE SUPPLEMENT shall mean a supplement to the Lease for purposes of (i) adjusting Basic Rent, Casualty Value, Special Casualty Value and Early Purchase Value pursuant to Section 3(d) of the Lease, (ii) adding the Lessor's Share in any Alteration, if title thereto shall vest in the Owner Trustee pursuant to the terms of the Lease, (iii) effecting Supplemental Financings and Additional Equity Investments, or (iv) otherwise changing or modifying the terms of the Lease, all in accordance with and subject to the terms of the Lease.

            LEASE TERM shall have the meaning set forth in Section 2 of the Lease.

            LEASE TERMINATION DATE shall mean the last day of the Lease Term (whether occurring by reason of the termination or the expiration of the Lease).

            LESSEE shall mean Public Service Company of New Mexico, a New Mexico corporation.

            LESSEE REQUEST shall have the meaning set forth in Section 1.01 of the Refunding Collateral Trust Indenture.

            LESSEE'S GENERAL COUNSEL shall mean Keleher & McLeod, P.A., 414 Silver Avenue S.W., Albuquerque, New Mexico 87103.

            LESSEE'S SPECIAL COUNSEL shall mean Mudge Rose Guthrie Alexander & Ferdon, 180 Maiden Lane, New York, New York 10038.

            LESSOR shall mean the Owner Trustee.

            LESSOR'S COST shall mean the Purchase Price of the Undivided
Interest.

            LESSOR'S LIENS shall mean Liens (other than Permitted Liens described in clauses (a) and (c) through (e) of the definition of such term) which result from acts of, or any failure to act by, or as a result of claims against, FNB or the Lessor unrelated either to the ownership of the Undivided Interest, the administration of the Trust Estate or the transactions contemplated by the Transaction Documents.

            LESSOR'S SHARE shall mean the Share of the Lessor.

            LIEN shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including without limitation any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

            LOAN shall have the meaning set forth in Section 2 of the Participation Agreement.

            MAJORITY IN INTEREST OF HOLDERS OF NOTES shall mean a majority of Holders of all Notes Outstanding at the time of any such determination.

            MARSHALL AND STEVENS shall have the meaning set forth in the Tax Indemnity Agreement.

            MAXIMUM OPTION PERIOD shall mean the period, determined as of the date of expiration of the Basic Term, (i) at the end of which the residual value of the Undivided Interest, without regard to inflation or deflation from the Basic Lease Commencement Date, but taking into consideration the existence and effect of the Support Agreements (including any extension of the terms thereof in consequence of any determination of the Maximum Option Period), shall be at least equal to 20% of Lessor's Cost, and (ii) which, when added to the Basic Term, does not exceed 80% of the sum of the then appraised remaining useful life of the Transmission System and 30 years.

            MORTGAGE RELEASE shall mean the Indenture of Partial Release dated the Closing Date.

            NET ECONOMIC RETURN shall mean the Owner Participant's (i) after tax yield and (ii) present value of after tax cash flow, each as of December 31, 1991 and each computed on a basis consistent with the computation of Basic Rent as adjusted on and as of the Refunding Date pursuant to the terms of the Lease.

            NET WORTH shall mean the excess of assets over liabilities determined by PNM's independent accountants on the basis of generally accepted accounting principles.

            NEW MEXICO COUNTIES shall mean Sandoval, Santa Fe, San Miguel, Guadalupe, De Baca, Quay, Roosevelt and Curry Counties, New Mexico.

            NEW MEXICO COMMISSION means the New Mexico Public Utility Commission, formerly known as the New Mexico Public Service Commission, established pursuant to Section 62-5-1, New Mexico Statutes Annotated (1978).

            NEW MEXICO ORDER means the 1985 Order and the 1993 Order.

            NEW MEXICO PUBLIC UTILITY ACT shall mean the New Mexico Public Utility Act, as amended.

            1985 BONDS means the "Security Facility Bonds, due 1990-2015" issued by 1985 Funding Corp under the 1985 Collateral Trust Indenture in the original principal amount of $54,382,000.

            1985 COLLATERAL TRUST INDENTURE means the Collateral Trust Indenture dated as of February 5, 1985 among PNM, 1985 Funding Corp. and the 1985 Collateral Trust Trustee, as amended and supplemented by (i) Indenture Supplement No. 1 dated as of the Closing Date and (ii) the 1992 Supplemental Indenture dated as of November 4, 1992.

            1985 COLLATERAL TRUST TRUSTEE means Morgan Guaranty Trust Company of New York, a New York Banking Corporation, as trustee under the 1985 Collateral Trust Indenture.

            1985 EXTENSION LETTER means the Extension Letter dated the Closing Date to the 1985 Collateral Trust Trustee from the owner participant named therein, the Owner Trustee, 1985 Funding Corp, PNM and the 1985 Indenture Trustee.

            1985 FUNDING CORP. means E.I.P. Funding Corporation, a Delaware Corporation.

            1985 INDENTURE TRUSTEE means Morgan Guaranty Trust Company of New York, a New York banking corporation, as trustee under the 1985 Lease Indenture.

            1985 LEASE INDENTURE means the Trust Indenture and Security Agreement dated as of January 2, 1985 between the Owner Trustee and the 1985 Indenture Trustee.

            1985 ORDER means the order issued by the New Mexico Public Service Commission on December 31, 1984 in Case No. 1930.

            1985 TRANSACTION DOCUMENTS means the Transaction Documents (including the 1985 Extension Letter) as in effect immediately preceding the Signing Date.

            1993 ORDER means the order issued by the New Mexico Public Utility Commission on March 1, 1993 in Case No. 2482.

            NONSEVERABLE, when used in respect to any Alteration, shall mean any Alteration which is not a Severable Alteration.

            NOTEHOLDER shall mean any holder from time to time of a Note Outstanding under the Indenture.

            NOTES shall mean the Refunding Notes and any Additional Notes issued by the Owner Trustee and authenticated by the Indenture Trustee under the Indenture.

            OFFICERS' CERTIFICATE shall mean a certificate signed by the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Person with respect to which such term is used.

            OMNIBUS ACKNOWLEDGMENT has the meaning specified in Section 4(a) of the Amended and Restated Participation Agreement.

            OMNIBUS RECEIPT shall mean the Omnibus Notice, Receipt, Payment Instruction and Acknowledgment with Respect to (I) the Issuance of the Secured Facility Bonds Due 1995 and 2012 and (II) the Redemption of the Secured Facility Bonds Due April 1, 1995 and April 1, 2015.

            OPERATING AGREEMENT shall mean the Operating Agreement dated the Closing Date between PNM and the Owner Trustee.

            OPERATING PERIOD shall have the meaning set forth in the Operating Agreement.

            OPERATOR shall have the meaning set forth in Section 2 of the Operating Agreement.

            OPTIONAL ALTERATIONS shall have the meaning set forth in Section 8(e) of the Lease.

            ORIGINAL LEASE means the Lease dated the Closing Date from the Owner Trustee, as lessor, to PNM, as lessee, as amended and/or supplemented by (i) Supplement Number One to Lease dated as of September 30, 1985 between the Owner Trustee and PNM and (ii) Lease Amendment No.2 dated as of March 9, 1987 between the Owner Trustee and PNM.

            ORIGINAL OF THE LEASE shall mean the fully executed counterpart of the Amended and Restated Lease marked "Original" pursuant to Section 20(e) of the Lease.

            ORIGINAL PARTICIPATION AGREEMENT means the Participation Agreement dated as of January 2, 1985, as amended by the Amendment dated the Closing Date among the owner participant named therein, 1985 Funding Corp, the Owner Trustee, the 1985 Indenture Trustee and PNM.

            ORIGINAL TIA means the Tax Indemnity Agreement dated the Closing Date between the Owner Participant and the Lessee.

            OTHER CONSTRUCTION CONTRACTS shall have the meaning set forth in the Instrument of Assignment of Other Construction Contracts.

            OUTSTANDING, when used with respect to Notes, shall mean, as of the date of determination, all such Notes theretofore issued, authenticated and delivered under the Indenture, except (a) Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, (b) Notes or portions thereof for the payment of which the Indenture Trustee holds (and has notified the holders thereof that it holds) in trust for that purpose an amount sufficient to make full payment thereof when due, (c) Notes or portions thereof which have been pledged as collateral for any obligations of the obligor thereof to the extent that an amount sufficient to make full payment of such obligations when due has been deposited with the pledgee of such Notes for the purpose of holding such amount in trust for the payment of such obligations in accordance with the indenture or agreement under which such obligations are secured and (d) Notes in exchange for, or in lieu of, which other Notes have been issued, authenticated and delivered pursuant to such Indenture; PROVIDED, HOWEVER, that any Note owned by the Lessee or the Owner Trustee or any Affiliate of either thereof shall be disregarded and deemed not to be Outstanding for the purpose of any Directive unless, in the case of the Owner Trustee, it shall own all Notes issued by it.

            OVERDUE INTEREST RATE shall mean the rate per annum equal to 1% above the interest rate applicable to that portion of the Refunding Note that is due April 1, 2012.

            OWNER PARTICIPANT shall mean DCC Project Finance Two, Inc., a Delaware corporation.

            OWNER PARTICIPANT'S COUNSEL shall mean Hunton & Williams, 200 Park Avenue, New York, New York 10020.

            OWNER PARTICIPANT'S LIENS shall mean Liens (other than Permitted Liens described in clauses (a) and (c) through (e) of the definition of such term) which result from acts of, or any failure to act by, or as a result of claims against, the Owner Participant unrelated to the transactions contemplated by the Transaction Documents.

            OWNER TRUSTEE shall mean The First National Bank of Boston, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement, and each successor as Owner Trustee under the Trust Agreement.

            OWNER TRUSTEE'S COUNSEL shall mean Shipman & Goodwin, 799 Main Street, Hartford, Connecticut 06103.

            PARTICIPANT shall mean Funding Corp or the Owner Participant.

            PARTICIPATION AGREEMENT means, (i) as to the Persons which are party to both, the Original Participation Agreement as amended and restated by the Amended and Restated Participation Agreement and, (ii) as to any Person which is party to one but not the other of such instruments, the instrument to which such Person is party.

            PERMITTED INVESTMENTS shall mean (i) obligations of the United States of America, or fully guaranteed as to interest and principal by the United States of America, maturing in not more than one year, (ii) certificates of deposit having a final maturity of not more than 30 days after the date of issuance thereof of any commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $100,000,000 and (iii) commercial paper, rated P-1 by Moody's Investors Services, Inc., or A-1 by Standard and Poor's Corporation, having a remaining term until maturity of not more than 90 days, other than any such obligation, certificate of deposit or commercial paper issued by FNB, Chemical Bank or any institution which shall become a successor Owner Trustee, Indenture Trustee or Collateral Trust Trustee; PROVIDED, HOWEVER, that no such investment made while there shall have occurred and be continuing an Indenture Default or an Indenture Event of Default shall be a Permitted Investment if it has a maturity in excess of 30 days.

            PERMITTED LIENS shall mean (a) the respective rights and interests of the Lessee, the Owner Participant, the Lessor, the Indenture Trustee and Funding Corp, as provided in the Transaction Documents, (b) Lessor's Liens and Owner Participant's Liens, (c) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Undivided Interest, the Trust Estate, the Lease Indenture Estate, title thereto or any interest therein and shall not interfere with the use or disposition of any part of the Undivided Interest, the Trust Estate, the Lease Indenture Estate, title thereto or any interest therein, or the payment of Rent, and the Lessee shall have provided adequate reserves for the payment of such Taxes, (d) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising in the ordinary course of business of the Lessee for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Undivided Interest, the Trust Estate, the Lease Indenture Estate, title thereto or any interest therein and shall not interfere with the use or disposition of any part of the Undivided Interest, the Trust Estate, the Lease Indenture Estate, title thereto or interest therein, or the payment of Rent, and the Lessee shall have provided adequate reserves for the payment of such amounts, (e) Liens arising out of judgments or awards against the Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and either which have been bonded or for the payment of which adequate reserves shall have been provided so long as such judgment, award or appeal shall not involve any danger of the sale, forfeiture or loss of any part of the Undivided Interest, the Trust Estate, the Lease Indenture Estate, title thereto or any interest therein and shall not interfere with the use or disposition of any part of the Undivided Interest, the Lease Indenture Estate, title thereto or any interest therein, or the payment of Rent, and (f) Liens consented to by the Lessor in accordance with the provisions of Section 12 of the Lease.

            PERSON shall mean any individual, partnership, corporation, trust, unincorporated association or joint venture, a government or any department or agency thereof, or any other entity.

            PLANS AND SPECIFICATIONS shall mean the technical specifications of the Transmission System (x) attached as Exhibit A to the Construction Contract and entitled "Public Service Company of New Mexico Technical Specifications for the Clovis Area Blackwater HVDC Station Specification HVDC-83-1 dated February 7, 1983" and all amendments thereto or modifications thereof as permitted by the Construction Contract, the Participation Agreement, and the Lease and the Assignment of Construction Contract, and (y) attached to, or constituting part of, the Other Construction Contracts.

            PNM shall mean Public Service Company of New Mexico, a New Mexico corporation.

            PREMIUM DEDUCTION shall have the meaning set forth in the Tax Indemnity Agreement.

            PRICING ASSUMPTIONS shall mean the pricing assumptions set forth in
Schedule II to the Amended and Restated Participation Agreement; PROVIDED, HOWEVER, that from and after any adjustment pursuant to Section 3(d) of the Lease such term shall mean such pricing assumptions, as so adjusted.

            PRUDENT UTILITY PRACTICE shall mean, at a particular time, those practices, methods and acts as are in accordance with standards of prudence applicable to the electric utility industry in the Southwestern region of the United States of America which would have been expected to accomplish the desired result at the lowest reasonable cost consistent with reliability, safety and expedition. PRUDENT UTILITY PRACTICE is not intended to be limited to the optimum practice, method or act, to the exclusion of all others, but rather is a spectrum of possible practices, methods and acts which could have been expected to accomplish the desired result at the lowest reasonable cost consistent with reliability, safety and expedition, but PRUDENT UTILITY PRACTICE is intended to mean at least the same standard as the Lessee would, in the prudent management of its own properties, use from time to time. PRUDENT UTILITY PRACTICE shall not include any practice, method or act that discriminates against the Transmission System or the Undivided Interest in relation to those practices, methods or acts employed by the Lessee with respect to transmission facilities other than the Transmission System or those practices, methods or acts which would have been employed by the Lessee if it had been the owner of the Transmission System and such other transmission facilities in their entirety.

            PURCHASE DOCUMENTS shall mean the Bill of Sale.

            PURCHASE PRICE means $43,800,000.

            QUALIFIED INVESTMENT shall have the meaning set forth in Section 1(b) of the Tax Indemnity Agreement.

            REFUNDING ACCOUNT shall have the meaning set forth in paragraph 3 of the Omnibus Receipt.

            REFUNDING AMORTIZATION DEDUCTIONS shall have the meaning set forth in the Tax Indemnity Agreement.

            REFUNDING BONDS means the "Secured Facility Bonds, Due 1995 and 2012" issued by Funding Corp under the Refunding Collateral Trust Indenture as supplemented by the Refunding Supplemental Indenture.

            REFUNDING COLLATERAL TRUST INDENTURE means the Collateral Trust Indenture dated as of September 1, 1993 among Funding Corp, PNM and Chemical Bank.

            REFUNDING DATE means the date on which the Refunding Bonds are issued and sold.

            REFUNDING EXTENSION LETTER means the Extension Letter to be dated the Refunding Date to the Collateral Trust Trustee from the Owner Participant, the Owner Trustee, Funding Corp, and the Indenture Trustee.

            REFUNDING NOTE SUPPLEMENTAL INDENTURE means Supplemental Indenture No. 1 dated as of the Refunding Date between the Owner Trustee and the Indenture Trustee pursuant to which the Refunding Notes are to be issued.

            REFUNDING NOTES means the Owner Trustee's "Nonrecourse Promissory Notes, Refunding Series" issued by the Owner Trustee under the Indenture as supplemented by the Refunding Note Supplemental Indenture.

            REFUNDING SUPPLEMENTAL INDENTURE means the Refunding Bond Supplemental Indenture dated as of the Refunding Date among Funding Corp, PNM and the Collateral Trust Trustee pursuant to which the Refunding Bonds are to be issued.

            REGISTRATION STATEMENT means the registration statement on Form S-3 under the Securities Act filed by PNM, as the "issuer" and "registrant" of the Refunding Bonds (in each case, for purposes of the Securities Act and the Securities Act Rules), with the SEC (Registration Number 33-56148), together with any amendments thereto, the prospectus constituting a part thereof and the documents incorporated by reference therein.

            REGULATIONS shall mean the income tax regulations promulgated under the Code.

            RENEWAL TERM shall mean each period during which the Undivided Interest may be leased as permitted by Section 13 of the Lease, or such shorter period as may result from earlier termination as provided in the Lease.

            RENT shall mean Basic Rent and Supplemental Rent, collectively.

            REPLACEMENT COMPONENT shall have the meaning set forth in Section 8(c) of the Lease.

            REQUIRED ALTERATIONS shall have the meaning set forth in Section 8(d) of the Lease.

            RESPONSIBLE OFFICER shall mean, with respect to the subject matter of any covenant, agreement or obligation of any party contained in any Transaction Document, the President, any Vice President, Assistant Vice President, Treasurer, Assistant Treasurer or other officer who in the normal performance of his operational responsibility would have knowledge of such matter and the requirements with respect thereto.

            SEC shall mean the Securities and Exchange Commission of the United States of America.

            SECURED FACILITY BONDS shall mean Bonds issued by Funding Corp under the Refunding Collateral Trust Indenture.

            SECURITIES ACT shall mean the Securities Act of 1933, as amended.

            SECURITIES ACT RULE shall mean any Rule promulgated by the SEC under the Securities Act.

            SECURITIES EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended.

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            SECURITIES EXCHANGE ACT RULE shall mean any Rule promulgated by the
SEC under the Securities Exchange Act.

            SEVERABLE, when used with respect to any Alteration, shall mean any Alteration which can be readily removed from the Transmission System without materially damaging the Transmission System or materially diminishing or impairing the value, utility or condition which the Transmission System would have had if the applicable Alteration had not been made.

            SFAS NO. 13 shall mean Statement of Financial Accounting Standards No. 13, as amended.

            SHARE shall mean a percentage equal to the percentage of the Undivided Interest.

            SIGNING DATE means September 8, 1993.

            SPECIAL CASUALTY VALUE, as of the last day of any month on which Special Casualty Value shall be payable under the Lease, shall mean (i) during the Basic Term, the amount determined by multiplying Lessor's Cost by the percentage in the Schedule of Special Casualty Values attached to the Lease (which Special Casualty Values as originally attached to the Lease are based upon the Pricing Assumptions and are subject to adjustment pursuant to Section 3(d) of the Lease) and set forth opposite such day of such month and (ii) during any Renewal Term, the amount determined by amortizing ratably the Fair Market Value of the Undivided Interest as of the day following the last day of the Basic Term in monthly steps over the remaining term of the Easement, as such term may be extended in consequence of a determination of the Maximum Option Period, which amortized amounts shall be set forth in a revised Schedule of Special Casualty Values and attached to the Lease prior to the last day of the Basic Term or the last preceding Renewal Term, as the case may be; PROVIDED, HOWEVER, that Special Casualty Value as of any date shall be, under any circumstances and in any event, an amount at least sufficient to pay in full the aggregate unpaid principal amount of all Notes then Outstanding under the Indenture, together with all accrued and unpaid interest thereon.

            SUBSTITUTED LESSEE shall have the meaning set forth in Section 6.8(c) of the Indenture.

            SUPPLEMENTAL FINANCING shall have the meaning set forth in Section 8(h) of the Lease.

            SUPPLEMENTAL RENT shall have the meaning set forth in Section 3(b) of the Lease.

            SUPPORT AGREEMENTS shall mean the Operating Agreement, the Easement and the Assignment of Right of Use, collectively.

            TAX shall mean any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income, gross receipts, sales, use, property (personal and real, tangible and intangible), intangibles, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, general or special, ordinary or extraordinary, together with any and all penalties, fines, additions to tax and interest thereon.

            TAX COUNSEL shall have the meaning set forth in the Tax Indemnity Agreement.

            TAX INDEMNITY AGREEMENT shall mean the Original Tax Indemnity Agreement, as amended

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and restated by the Amended and Restated TIA.

            TAX LOSS shall have the meaning set forth in the Tax Indemnity Agreement.

            THIRD PARTY TRANSACTION shall have the meaning set forth in Section 10(b)(iv) of the Participation Agreement.

            TRANSACTION DOCUMENTS shall mean the Participation Agreement, the Lease, the Easement, the Operating Agreement, the Tax Indemnity Agreement, the Trust Agreement, the Indenture, the Notes, the Assignment of Construction Contract, the Instrument of Assignment of Other Construction Contracts, the Refunding Extension Letter, the Bill of Sale, the Omnibus Notice and the Omnibus Receipt, together with all amendments and supplements thereto.

            TRANSACTION EXPENSES shall be the sum of all amounts paid or payable pursuant to Section 14 of the Participation Agreement and shall mean and include:

                  (i) the reasonable fees of Funding Corp's Counsel, Owner Trustee's Counsel, Indenture Trustee's Counsel and Owner Participant's Counsel for their services rendered in connection with the transactions occurring on the Signing Date and the Refunding Date and all expenses and disbursements incurred by them in connection with such transactions;

                  (ii) the reasonable initial fees of the Owner Trustee and the Indenture Trustee, and out-of-pocket expenses of each through the Refunding Date;

                  (iii) an amount equal to the product of (A) the aggregate of all costs of issue of the Bonds including, without limitation, the costs of preparing the Financing Documents, filing fees relating to the Registration Statement and the reasonable fees, expenses and disbursements of the Collateral Trust Trustee's counsel and the Underwriter's counsel, the reasonable initial fees of the Collateral Trust Trustee and its out-of-pocket expenses through the Refunding Date, rating agency fees, and the fees and commissions of the Underwriter, multiplied by (B) the Lessor's Share.

                  (iv) all stenographic, printing and reproduction costs and expenses incurred in connection with the execution and delivery of the Amended and Restated Participation Agreement and the other Transaction Documents and all other agreements, documents or instruments prepared in connection therewith; and

                  (v) the out-of-pocket expenses for travel, computer and related costs of the Owner Participant, but such amount shall not exceed an amount equal to the product obtained by multiplying $25,000 by the Lessor's Share.

            TRANSFER shall mean the transfer, by bill of sale or otherwise, by the Lessor to the Lessee of

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all the Lessor's right, title and interest in and to the Undivided Interest on an "AS IS, WHERE IS" basis, free and clear of all Lessor's Liens but otherwise without recourse, representation or warranty, express or implied, including an express disclaimer of representations and warranties in a manner comparable to that set forth in Section 6(b) of the Lease, together with the due assumption by the Lessee of, and the due release of the Lessor from, all the Lessor's obligations and liabilities under the Transaction Documents by instrument or instruments satisfactory in form and substance to the Lessor, and TRANSFERRED shall be construed accordingly.

            TRANSFEREE shall have the meaning set forth in Section 16 of the Participation Agreement.

            TRANSMISSION SYSTEM shall mean the 216 mile, 345 kV Bulk power transmission line between existing PNM facilities near Bernalillo, New Mexico, and the Blackwater HVDC Station and an interconnection with the transmission system of Southwestern Public Service Company in the area of Clovis/Portales, New Mexico, as more particularly described in the Bill of Sale.

            TRANSMISSION SYSTEM COST shall mean the fair market value of the Transmission System, as set forth in, or determined in accordance with, the letter of Marshall and Stevens.

            TRUST shall mean the trust created by the Trust Agreement.

            TRUST AGREEMENT shall mean the Trust Agreement dated as of January 2, 1985 between the Owner Participant and FNB.

            TRUST ESTATE shall have the meaning set forth in Section 2.02 of the Trust Agreement.

            TRUST INDENTURE ACT shall mean the Trust Indenture Act of 1939, as amended.

            TRUSTEE'S EXPENSES shall mean any and all liabilities, obligations, costs, compensation, fees, expenses and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever (other than such amounts as are included in Transaction Expenses) which may be imposed on, incurred by or asserted against the Indenture Trustee or any of its agents, servants or personal representatives, in any way relating to or arising out of the Indenture, the Lease Indenture Estate, the Participation Agreement or the Lease, or any document contemplated thereby, or the performance or enforcement of any of the terms thereof, or in any way relating to or arising out of the administration of such Lease Indenture Estate or the action or inaction of the Indenture Trustee under the Indenture; PROVIDED, HOWEVER, that such amounts shall not include any Taxes or any amount expressly excluded from the Lessee's indemnity obligations pursuant to Section 13(b)(ii) of the Participation Agreement.

            UCC OR UNIFORM COMMERCIAL CODE shall mean the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts and the State of New Mexico, respectively.

            UNCONTROLLABLE FORCES shall have the meaning set forth in the Operating Agreement.

            UNDERLYING EASEMENTS shall mean the easements of right-of-way set forth and described in Parts II and III of Exhibit A to the Easement.

            UNDERWRITER means Salomon Brothers Inc.

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            UNDERWRITING AGREEMENT means the Underwriting Agreement dated as of
September 2, 1993 among Funding Corp, PNM and the Underwriter.

            UNDIVIDED INTEREST shall mean a 60% undivided interest of the Owner Trustee in the Transmission System.

            UNIFORM SYSTEM OF ACCOUNTS shall mean the Uniform System of Accounts prescribed for Public Utilities and Licensees Subject to the Provisions of the Federal Power Act (Class A and Class B), 18 CFR 101, as revised from time to time.

            USER shall have the meaning set forth in Section 2 of the Operating Agreement.